UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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American Apparel, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Commission File No. 001-32697

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October 29, 2008

Dear Stockholder:

We are pleased to invite you to the annual meeting of stockholders to be held on November 20, 2008 at 2:00 p.m., Pacific Time, at the headquarters of American Apparel, Inc. at 747 Warehouse Street, Los Angeles, California 90021.

The matters to be considered and voted upon at the annual meeting are described in the 2008 Notice of Annual Meeting of Stockholders and the Proxy Statement that accompany this letter. It is very important that your shares be represented and voted at the Annual Meeting. Please read the attached Proxy Statement and vote your shares using the telephone or Internet voting systems, or by signing and dating the paper copy of the proxy card and returning it promptly.

Thank you for your continued support of American Apparel.

Sincerely,

/s/ Dov Charney

Dov Charney

Chairman of the Board

AMERICAN APPAREL, INC.

747 Warehouse Street

Los Angeles, California 90021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on November 20, 2008

Time and Date:	2:00 p.m., Pacific Time, on Friday, November 20, 2008

Place:	American Apparel, Inc. headquarters located at 747 Warehouse Street, Los Angeles, California 90021

Items of Business:

1.      To reelect Messrs. Greene, Miller, and Mayer to the Board of Directors, each to serve for a term of three years and until his successor is duly elected and qualified, or such director’s earlier death, resignation or removal.

2. To ratify the appointment of Marcum & Kliegman LLP as our independent auditors for the fiscal year ending December 31, 2008.

3.      To approve the amendment to the Company’s 2007 Performance Equity Plan to (i) increase the number of shares of Common Stock reserved for issuance thereunder by 3,290,000 shares and (ii) to increase the maximum number of shares of Common Stock that may be granted as awards thereunder to any one individual in any one calendar year from 200,000 to 2,500,000.

4. To consider and transact such other business as may properly come before the annual meeting.

The Board of Directors recommends that you vote “FOR” the reelection of each nominee for the Board of Directors, “FOR” the ratification of Marcum & Kliegman LLP as our independent auditors for the fiscal year ending December 31, 2008 and “FOR” the approval of the amendment to our 2007 Performance Equity Plan.

Adjournments and Postponements: Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date: You are entitled to notice of and to vote at this annual meeting and adjournment or postponement thereof only if you were an American Apparel, Inc. stockholder as of the close of business on October 17, 2008.

Voting: Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and vote as soon as possible. You may submit your proxy for the annual meeting by using the telephone or Internet voting systems or by completing, signing, dating and returning your proxy card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers about the Proxy Materials and Annual Meeting” beginning on page 1 of this proxy statement and the instructions on the proxy card.

Admission: Please note that space limitations make it necessary to limit attendance to stockholders and one guest. If your shares are held by a broker, bank or other nominee and you wish to attend the annual meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares as of the record date and bring it to the annual meeting. Admission to the annual meeting will be on a first-come, first-served basis. Cameras and recording devices will not be permitted at the annual meeting.

The annual meeting will begin promptly at 2:00 p.m., Pacific Time.

Registration will begin at 1:30 p.m., Pacific Time.

BY ORDER OF THE BOARD OF DIRECTORS,

Dov Charney

Chairman of the Board

AMERICAN APPAREL, INC.

747 Warehouse Street

Los Angeles, California 90021

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held on November 20, 2008

This proxy statement (this “Proxy Statement”) is being furnished commencing on or about October 31, 2008 in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of American Apparel, Inc. (the “Company” or “American Apparel”) of proxies in the enclosed form for use at the 2008 annual meeting of stockholders (the “Annual Meeting”) to be held at 747 Warehouse Street, Los Angeles, California, on Thursday, November 20, 2008, at 2:00 p.m., Pacific Time, and any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	The Board of Directors is providing these proxy materials to you in connection with the Annual Meeting, which will take place on November 20, 2008. As a stockholder of record as of the close of business on October 17, 2008, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement.

Q:	What information is contained in this Proxy Statement?

A:	The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and most highly paid executive officers, and certain other required information.

Q:	How do I obtain the Company’s Annual Report on Form 10-K?

A:	A copy of the Company’s 2007 Annual Report on Form 10-K, and Amendments No. 1 and 2 thereto, is enclosed.

Stockholders may request another free copy of the 2007 Annual Report on Form 10-K, and Amendments No. 1 and 2 thereto from:

American Apparel, Inc.

Attn: Investor Relations

747 Warehouse Street

Los Angeles, California 90021

(213) 488-0226

Any stockholder may also obtain, without charge, copies of the Company’s Annual Report on Form 10-K, and Amendments No. 1 and 2 thereto, from the SEC’s website at www.sec.gov or via the Company’s website at http://investors.americanapparel.net. By referring to our website we do not intend to incorporate by reference the website or any portion of the website into this Proxy Statement.

Q:	What may I vote on by proxy?

A:	(1) The reelection of each of three directors to serve on the Board of Directors, each to serve for a term of three years and until his successor is duly elected and qualified, or such director’s earlier death, resignation or removal. This proposal is referred to as “Proposal 1.”

(2)	The ratification of our independent auditors for the year ending December 31, 2008. This proposal is referred to as “Proposal 2.”

(3)	The approval of the amendment to the Company’s 2007 Performance Equity Plan to (i) increase the number of shares of Common Stock reserved for issuance thereunder by 3,290,000 shares and (ii) to increase the maximum number of shares of Common Stock that may be granted as awards thereunder to any one individual in any one calendar year from 200,000 to 2,500,000. This proposal is referred to as “Proposal 3.”

(4)	Such other business as may properly come before the Annual Meeting.

The stockholders of the Company have no dissenter’s or appraisal rights in connection with any of the proposals described herein.

Q:	How does the Board recommend I vote on the proposals?

A:	The Board recommends a vote FOR the reelection of each of Messrs. Robert Greene, Keith Miller, and Allan Mayer to the Board of Directors, each to serve for a term of three years and until his successor is duly elected and qualified, or such director’s earlier death, resignation or removal.

The Board recommends a vote FOR the ratification of Marcum & Kliegman LLP as our independent auditors for the year ending December 31, 2008.

The Board recommends a vote FOR the approval of the amendment to our 2007 Performance Equity Plan.

Q:	Who is entitled to vote?

A:	Stockholders as of the close of business on October 17, 2008 (the “Record Date”) are entitled to vote at the Annual Meeting.

Q:	How many shares can vote?

A:	As of the Record Date, October 17, 2008, 70,784,591 shares of common stock (the “Common Stock”) of the Company, the only voting securities of the Company, were issued and outstanding. Every record holder of Common Stock is entitled to one vote for each share held.

Q:	How do I vote?

A:	You are eligible to vote at the Annual Meeting using one of the following methods:

•

Voting in Person. To vote in person, you must attend the Annual Meeting and follow the procedures for voting announced at the Annual Meeting. Please note that if your shares are held by a broker or other nominee you must present a signed proxy from such broker or nominee in order to be able to vote at the Annual Meeting;

•	Voting by Mail. To vote by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided;

•	Voting by Telephone. To vote by telephone, call the toll-free number on the enclosed proxy card; or

•	Voting by Internet. To vote via the Internet, use the website indicated on the enclosed proxy card.

The Internet and telephone voting procedures are designed to authenticate your identity, to allow you to vote your shares and to confirm that your voting instructions have been properly recorded. Specific instructions are set forth on the enclosed proxy card. In order to be timely processed, an Internet or telephone vote must be received by 11:59 p.m. Eastern Time on November 19, 2008. Regardless of the method you choose, your vote is important. Please vote by following the specific instructions on your proxy card.

You have the right to revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by:

•	Notifying the Corporate Secretary of the Company in writing at:

American Apparel, Inc.

Attn: Joyce Crucillo, Corporate Secretary

747 Warehouse Street

Los Angeles, California 90021

(213) 488-0226

•	Voting in person. Please note that your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting; or

•	Returning a later-dated proxy card.

Q:	What if my shares are held in “street name?”

A:	If you hold your shares in “street name” through a broker or other nominee, under the rules of the NYSE Alternext U.S. (formerly the American Stock Exchange), which are currently the former rules of the American Stock Exchange, in effect at the time this Proxy Statement was printed, even if your broker does not receive instructions from you, your broker may be permitted to vote your shares on the election of directors, the ratification of the appointment of Marcum & Kliegman LLP as the Company’s independent auditors and the approval of the amendment to our 2007 Performance Equity Plan. Thus, if you do not give your broker or nominee specific instructions, your shares may nevertheless be voted on those matters and will be counted for purposes of determining the outcome of such proposals. If, however, your broker or nominee indicates on the proxy that it does not have discretionary power to vote shares on a particular proposal, then those shares, which we refer to in this Proxy Statement as “broker non-votes” with respect to such proposal, will still be considered present at the meeting for quorum purposes but will not be counted as entitled to vote or as voting for purposes of determining the outcome of such proposal, although such shares are still considered outstanding shares of Common Stock. See “What is required to approve each proposal?” below.

Q:	What shares are included on the proxy card(s)?

A:	The shares on your proxy card(s) represent ALL of your shares. If you do not vote by proxy card(s), vote by Internet, telephone or in person at the Annual Meeting, your shares will not be voted.

Q:	What does it mean if I get more than one proxy card?

A:	If your shares are registered differently and are in more than one account, you will receive more than one proxy card. If you intend to vote by return mail, sign and return all proxy cards to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, NY 10004

(212) 509-4000 extension 206

http://www.continentalstock.com

cstmail@continentalstock.com

Q:	How may I obtain a separate set of voting materials?

A:	If you share an address with another stockholder, you may receive only one set of proxy materials (including our 2007 Annual Report on Form 10-K, as amended, and this proxy statement) unless you have provided contrary instructions. If you would like to receive a separate set of proxy materials now or in the future, you may write or call us to request a separate copy of these materials at:

American Apparel, Inc.

Attn: Investor Relations

747 Warehouse Street

Los Angeles, California 90021

(213) 488-0226

Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials in the future.

Q:	What is a “quorum?”

A:	A “quorum” is a majority of the outstanding shares entitled to vote, present in person or represented by proxy. For the purposes of determining a quorum, shares held by brokers or nominees will be treated as present. Abstentions and broker non-votes will also be treated as present for the purpose of determining a quorum.

Q:	What is required to approve each proposal?

A:	A quorum must have been established in order to consider any matter.

For Proposal 1, directors are elected by a plurality of votes cast. Therefore, the three candidates for director receiving the most votes will become directors of the Company. Stockholders may not cumulate their votes. Any broker non-votes and any proxies marked “Withhold” with respect to the election of one or more directors will not count as “votes cast” with respect to the director or directors indicated.

Proposal 2, the ratification of our independent auditors, requires the affirmative “for” vote of a majority of those shares present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Any broker non-votes with respect to this proposal will not count as shares entitled to vote on this proposal and therefore will be disregarded for purposes of determining the outcome of the vote on this proposal. Any abstentions with respect to this proposal will count as votes against this proposal.

Proposal 3, the approval of the amendment to our 2007 Performance Equity Plan, requires the affirmative “for” vote of a majority of those shares present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Any broker non-votes with respect to this proposal will not count as shares entitled to vote on this proposal and therefore will be disregarded for purposes of determining the outcome of the vote on this proposal. Any abstentions with respect to this proposal will count as votes against this proposal.

Under the terms of a voting agreement, described more fully under “Directors and Executive Officers” herein, all of the parties to the voting agreement have agreed to vote their shares of Common Stock (constituting 57.7% of the outstanding shares of Common Stock and voting power of the Company as of the Record Date) in favor of the reelection of Messrs. Greene, Miller and Mayer to the Board of Directors. Their collective votes would reelect Messrs. Greene, Miller and Mayer without further affirmative votes from other stockholders. In addition, Dov Charney, the beneficial owner of approximately 52.6% of the outstanding shares of Common Stock and voting power of the Company as of the Record Date, has informed the Company that he intends to vote in favor of Proposals 1, 2 and 3, and his vote is sufficient to approve such proposals without further affirmative votes from other stockholders.

Q:	How will voting on any other business be conducted?

A:	Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business is presented at the Annual Meeting, your signed proxy card will give authority to each of Dov Charney, our Chairman and Chief Executive Officer, Joyce Crucillo, our General Counsel and Corporate Secretary and Adrian Kowalewski, our Director of Corporate Finance and Development, to vote on such matters at their discretion.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future stockholder meetings as follows:

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the annual meeting next year, the written proposal must be delivered to or mailed and received by the Corporate Secretary of the Company at our principal executive offices no later than July 1, 2009. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of the Annual Meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

American Apparel, Inc.

Attn: Joyce Crucillo, Corporate Secretary

747 Warehouse Street

Los Angeles, California 90021

(213) 488-0226

For a stockholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Common Stock to approve that proposal, provide the information required by the bylaws of the Company (the “Bylaws”) and give timely notice to the Corporate Secretary of the Company in accordance with the Bylaws, which, in general, require that the notice be received by the Corporate Secretary of the Company:

•	Not earlier than the close of business on the 90th day prior to the meeting; and

•	Not later than the close of business on the 60th day prior to the meeting.

If less than 70 days notice or prior public disclosure of the date of next year’s annual meeting is given or made to stockholders, then notice of a stockholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8 must be received no later than the close of business on the tenth day following the date on which notice of the date of such annual meeting is mailed to the stockholders or the date on which public disclosure of the date of such annual meeting is made, whichever is first.

Nomination of Director Candidates: You may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee in accordance with the procedures set forth in the Bylaws, as summarized under the caption “Corporate Governance and Board Matters—Consideration of Director Nominees—Stockholder Nominees” herein.

Copy of Bylaw Provisions: You may contact the Company’s Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Q:	How is the Company soliciting proxies for the Annual Meeting?

A:	This solicitation is made by mail on behalf of the Board of Directors. Costs of the solicitation will be borne by the Company. Further solicitation of proxies may be made by telephone, telegraph, facsimile or personal interview by the directors, officers and employees of the Company and its affiliates, who will not receive additional compensation for the solicitation. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to stockholders.

Q:	How can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and publish final results in our Annual Report on Form 10-K for the year ending on December 31, 2008.

Q:	How may I communicate with the Company’s Board or the non-management directors on the Company’s Board?

A:	You may communicate with the Board by submitting an e-mail to the Company’s Board at bod@americanapparel.net. All directors have access to this e-mail address.

PROPOSAL 1: ELECTION OF CLASS A DIRECTORS

(Item 1 on Proxy Card)

Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the Board of Directors is divided into three classes of directors serving staggered terms (Classes A, B and C). One class of directors is elected at each annual meeting of stockholders for a three-year term and will hold office until their successors shall have been elected and qualified, or until their earlier death, resignation or removal. The Bylaws authorize a Board of Directors consisting of not less than one or more than nine directors. The Board of Directors currently consists of nine members: Messrs. Dov Charney, Robert Greene, Mark D. Klein, Adrian Kowalewski, Allan Mayer, Keith Miller, Mark Samson, Mortimer Singer and Mark A. Thornton. For biographical information on the Board members, see “Directors” under “Directors and Executive Officers” herein. Under the terms of the voting agreement described more fully under “Directors and Executive Officers” herein, the designees to American Apparel’s Board of Directors through and including the election of directors at the annual meeting of stockholders in 2010 are as follows:

•	in the class to stand for reelection in 2008 (Class A)—Messrs. Greene, Miller and Mayer.

•	in the class to stand for reelection in 2009 (Class B)—Messrs. Kowalewski, Klein and Singer.

•	in the class to stand for reelection in 2010 (Class C)—Messrs. Charney, Samson and Thornton.

At the Annual Meeting, three Class A directors are to be elected to serve for a term to expire at the 2011 annual meeting of stockholders. The nominees for these positions are Messrs. Greene, Miller and Mayer (the “Class A Nominees”). Messrs. Greene, Miller and Mayer are standing for re-election to the Board. All three individuals currently meet the criteria to qualify as independent directors according to SEC regulations and NYSE Alternext U.S. listing standards.

Each of the Class A Nominees has consented to being named in this Proxy Statement and has agreed to serve as a member of the Board of Directors if elected. Information regarding the Class A Nominees and the continuing directors whose terms expire in 2009 and 2010 is set forth under the heading “Directors and Executive Officers” herein.

The Class A Nominees will be elected by a plurality of the votes cast at the Annual Meeting according to the Company’s Amended and Restated Certificate of Incorporation, its Bylaws and in compliance with the listing requirements of NYSE Alternext U.S. If any of the Class A Nominees is unable to serve, which is not anticipated, the persons named as proxies intend to vote for such other person or persons as the Board of Directors may designate. In no event will the shares represented by the proxies be voted for more than three nominees for Class A directors at the Annual Meeting. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the election of the Class A Nominees named above.

Under the terms of a voting agreement, described more fully under “Directors and Executive Officers” herein, all of the parties to the voting agreement have agreed to vote their shares of Common Stock (constituting approximately 57.7% of the outstanding shares of Common Stock and voting power of the Company as of the Record Date) in favor of the reelection of Messrs. Greene, Miller and Mayer to the Board of Directors. Their collective votes are sufficient to reelect Messrs. Greene, Miller and Mayer without further affirmative votes from other stockholders.

Any broker non-votes and any proxies marked “Withhold” with respect to the election of one or more directors will not count as “votes cast” with respect to the director or directors indicated.

The Board of Directors unanimously recommends a vote FOR each of the Class A Nominees.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF

INDEPENDENT AUDITORS

(Item 2 on Proxy Card)

The Audit Committee has selected the firm of Marcum & Kliegman LLP (“M&K”) to act as the Company’s independent auditors for the fiscal year ending December 31, 2008, and recommends that the stockholders vote in favor of such appointment.

Although stockholder approval of the selection of M&K as our independent auditors is not required by our Bylaws or otherwise, the Board of Directors believes it appropriate as a matter of policy to request that stockholders ratify the selection of the Company’s independent registered public accounting firm. In the event the stockholders do not ratify the appointment of M&K, the Audit Committee will reconsider its appointment. In addition, even if the stockholders ratify the appointment of M&K, the Audit Committee may in its discretion appoint a different independent public accounting firm at any time if the Audit Committee determines that a change is in the best interests of the Company and its stockholders.

Representatives of M&K are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representatives so desire.

The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the selection of M&K as our independent auditors for the fiscal year ending December 31, 2008. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the proposal to ratify the selection of Marcum & Kliegman LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2008.

Dov Charney, the beneficial owner of approximately 52.6% of the outstanding shares of Common Stock and voting power of the Company as of the Record Date, has informed the Company that he intends to vote in favor of this proposal, and his vote is sufficient to approve this proposal without further affirmative votes from other stockholders. For more information on shares owned by Dov Charney and other directors and executive officers of the Company, see “Beneficial Ownership of Shares” herein.

Any broker non-votes with respect to this proposal will not count as shares entitled to vote on this proposal and therefore will be disregarded for purposes of determining the outcome of the vote on this proposal. Any abstentions with respect to this proposal will count as votes AGAINST this proposal.

The Board of Directors unanimously recommends a vote FOR the ratification of Marcum & Kliegman LLP for the fiscal year ending December 31, 2008.

RELATIONSHIP WITH INDEPENDENT AUDITORS

Principal Accounting Firm Fees

Aggregate fees billed to us for the fiscal years ended December 31, 2007 and 2006 by Marcum & Kliegman LLP (“M&K”), our independent auditors during such periods, are as follows, with respect to Old American Apparel (as defined below under “Corporate Governance and Board Matters”) and the predecessor of the current Company, Endeavor Acquisition Corp.:

	2007	2006
	(in thousands)
Old American Apparel
Audit fees (1)	$59	$1,197
Audit related fees (2)	1,837	—
Tax fees (3)	8	—
All other fees (4)	—	—

Total	$1,904	$1,197

American Apparel, Inc. (formerly known as Endeavor Acquisition Corp.)
Audit fees (1)	$1,163	$65
Audit related fees (2)	17	—
Tax fees (3)	—	4
All other fees (4)	—	—

Total	$1,180	$69

(1)	“Audit fees” consist of fees for professional services rendered for the audit of the Company’s consolidated financial statements included in Form 10-K, the review of financial statements included in Form 10-Qs and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)	“Audit related fees” consist of fees for services related to employee benefit plans, due diligence and other procedures performed on behalf of the Company relating to the Acquisition (as defined below under “Corporate Governance and Board Matters”) consummated on December 12, 2007 and assurance and similar services that are reasonably related to the performance of the audit or review of the Company’s financial statements and internal controls that are not reported under “Audit fees.”

(3)	“Tax fees” consist of fees for tax compliance.

(4)	“All other fees” consist of fees for any services not included in the first three categories.

In accordance with Section 10A(i) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”), before the Company engages its independent accountant to render audit or non-audit services, the engagement will be approved by our Audit Committee.

The Audit Committee considered whether the provision of non-audit services provided by M&K during 2007 was compatible with maintaining M&K’s independence. In addition to retaining M&K to audit and review our consolidated financial statements for 2007, M&K performed tax services in 2007 and the Company retained other accounting firms to provide advisory services in 2007. M&K did not provide any advisory services to the Company in 2007. The Company understands the need for its independent auditors to maintain objectivity and independence in its audit of the Company’s financial statements.

The Audit Committee utilizes a policy pursuant to which the audit, audit-related, and permissible non-audit services to be performed by the independent auditor are pre-approved prior to the engagement to perform such services. Pre-approval is generally provided annually, and any pre-approval is detailed as to the particular service or category of services and is generally limited by a maximum fee amount. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s system of internal control over financial reporting and the qualifications, independence and performance of the Company’s internal audit function and independent auditor. Management is responsible for the financial reporting process, including the Company’s system of internal control over financial reporting, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditor is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion as to the conformity of the Company’s audited financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements. In addition, we have discussed with M&K its independence from management and the Company, including matters required to be discussed by Statement on Auditing Standards No. 61, as amended, pertaining to communications with audit committees. We have also received the written disclosures and the letter from M&K required by Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committees).

The Audit Committee has met with M&K, with and without management present, to discuss the overall scope of its audit, the results of its examinations, its evaluations, if any, of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

By the Audit Committee,

Mark D. Klein, Chairman

Mark Samson

Mark A. Thornton

PROPOSAL 3: APPROVAL OF AMENDMENT TO THE

2007 PERFORMANCE EQUITY PLAN

(Item 3 on Proxy Card)

The Company’s 2007 Performance Equity Plan was adopted by the Board and approved by the Company’s stockholders, effective as of December 12, 2007. This plan provides a means to promote the interests of the Company and its stockholders by providing the Company’s officers, employees, Non-Employee Directors and consultants with appropriate incentives and rewards to encourage them to enter into and continue in our employ or service and to acquire a proprietary interest in our long-term success.

Based on the recommendations of an independent compensation consultant, the Board of Directors approved the amendment to the 2007 Performance Equity Plan on October 27, 2008, subject to, and effective upon, approval by the Company’s stockholders. The amendment submitted for approval by the stockholders will (i) increase the number of shares of Common Stock reserved for issuance under the plan by 3,290,000 shares, which would increase the maximum number of shares reserved for issuance from 7,710,000 to 11,000,000 and (ii) increase the number of shares of Common Stock that may be granted as awards to any one participant in any one calendar year from 200,000 to 2,500,000.

If the Company’s stockholders do not approve the amendment, the amendment will not become effective. The Board of Directors unanimously recommends that stockholders approve the proposed amendments to the plan.

Summary of Proposed Plan Amendments

Increase the Maximum Number of Shares Issuable Under the Plan

The plan amendment increases the maximum total number of shares of Common Stock that may be issued under the plan by 3,290,000 shares (from 7,710,000 to 11,000,000), subject to adjustment to reflect stock splits and similar events. Prior to the proposed plan amendment, 7,710,000 shares of Common Stock were authorized under the plan, of which 5,825,812 remained available for grant as of September 30, 2008. If the stockholders approve the amendment, a total of 11,000,000 shares of Common Stock will be authorized under the plan and 9,115,812 shares will be available for future grants, subject to adjustment to reflect stock splits and similar events.

The purpose of the amendment is to provide the Company with sufficient shares for grants under the Plan. Based on advice provided by an independent compensation consultant, the increased number of shares available under the plan is within the range of equity plans of similarly situated companies. Based on such advice, the Board of Directors believes that this number represents a reasonable level of potential equity dilution and will enable the Company to make equity awards that will adequately incentivize its employees, including its officers, which is an important component of the Company’s overall compensation program.

Increase the Individual Award Limits

Prior to the proposed plan amendment, the plan provides that the maximum number of shares of Common Stock that can be granted as awards under the plan to any one participant in any calendar year is 200,000. To provide the Company with more flexibility regarding the size of awards to be granted under the plan, the proposed plan amendment provides that the Company cannot grant to any one participant in any one calendar year awards of more than 2,500,000 shares of Common Stock in the aggregate.

Summary of Remaining Material Provisions of the Plan

The 2007 Performance Equity Plan, including the proposed amendment, is printed in full and attached to this Proxy Statement as Appendix A and is incorporated herein by reference. The following summary of the proposed amended plan is qualified in its entirety by reference to the full text of the proposed amended plan.

Purpose of the Plan

The purpose of the plan is to enable the Company to offer its employees, officers, directors and consultants whose past, present and/or potential contributions to the Company have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company. The various types of incentive awards that may be provided under the plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.

Administration

The plan may be administered by the Board of Directors or the Compensation Committee. Currently, the Compensation Committee administers the plan. Subject to the provisions of the plan, the Compensation Committee determines, among other things, the persons to whom from time to time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the awards, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.

Stock Subject to the Plan

Shares of Common Stock that are subject to awards that are forfeited or terminated will be available for future award grants under the plan. If a holder pays the exercise price of a stock option by surrendering any previously owned shares of Common Stock or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the stock option exercise, then in the Board’s or the Compensation Committee’s discretion, the number of shares available under the plan may be increased by the lesser of (i) the number of such surrendered shares and shares used to pay taxes and (ii) the number of shares purchased under the stock option.

In the event of any merger, reorganization, consolidation, stock split or reverse split or other extraordinary or unusual event that results in a change in the shares of Common Stock as a whole, the Board or Compensation Committee may determine whether the change requires an equitable adjustment to the terms of the award or the aggregate number of shares reserved for issuance under the plan.

Eligibility

The Company may grant awards under the plan to employees, officers, directors and consultants who are deemed to have rendered, or to be able to render, significant services to the Company and who are deemed to have contributed, or to have the potential to contribute, to the Company’s success.

Types of Awards

The plan allows the Board or Compensation Committee to make awards of incentive stock options, non-qualified stock options, restricted stock, stock appreciation rights, deferred stock, stock reload options and other stock-based awards. Subject to the limits discussed earlier, the Board or Compensation Committee has the discretionary authority to determine the amount and terms of awards granted under the plan.

Change of Control Provisions

Unless otherwise provided in the award agreement, in general, if any person is or becomes the “beneficial owner” of 50% or more of the Company’s outstanding voting securities in one or more transactions, and the Company’s Board does not authorize or approve the acquisition, then the vesting periods with respect to awards granted and outstanding under the plan will be accelerated and will immediately vest, and each participant of an award will have the immediate right to purchase and receive all shares of the Common Stock subject to the award in accordance with the terms set forth in the plan and in the corresponding award agreements.

Unless otherwise provided in the award agreement, in general, in the event of an acquisition of substantially all of the Company’s assets or at least 50% of the combined voting power of the Company’s then outstanding securities in one or more transactions, including by way of merger or reorganization, which has been approved by the Board, the Board or Compensation Committee may (i) accelerate the vesting of any and all awards granted and outstanding under the plan or (ii) require any award holder to relinquish the award to the Company upon payment by the Company of cash equal to the fair market value of the award or $0.01 per share for awards that are out-of-the money.

Non-Competition and Non-Solicitation Provisions

In general, if a holder’s employment with the Company is terminated for any reason and within 12 months after such termination, the holder either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company; (ii) solicits any of the Company’s customers or employees to do business with or render services to the holder or any business with which the holder becomes affiliated; or (iii) uses or discloses to anyone outside the Company any of the Company’s confidential information or material in violation of the Company’s policies or any agreement between the Company and the holder, the Board or the Compensation Committee may require the holder to return to the Company the economic value of any award that was realized or obtained by the holder at any time during the 12-month period prior to the holder’s termination.

Term and Amendments

Unless earlier terminated by the Board, the plan shall continue to remain effective until no further awards may be granted and all awards granted under the plan are no longer outstanding. Notwithstanding the foregoing, grants of incentive stock options may be made only until ten years following December 12, 2007. The Board may at any time, and from time to time, amend the plan, provided that no amendment will be made that would impair the rights of a holder under any agreement entered into pursuant to the plan without the holder’s consent.

Federal Income Tax Consequences

The following summary is intended as a general guide to the United States federal income tax consequences relating to the issuance of restricted stock and the grant and exercise of stock options granted under the Plan. This summary does not attempt to describe all possible federal or other tax consequences of such grants or tax consequences based on particular circumstances. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

Incentive Stock Options. In general, an optionee recognizes no taxable income as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Internal Revenue Code (unless the optionee is subject to the alternative minimum tax). Optionees who neither dispose of their shares acquired upon the exercise of an incentive stock option (“ISO shares”) within two years after the stock option grant date nor within one year after the exercise date normally will recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the amount paid for the ISO shares. If an optionee disposes of the ISO shares within two years after the stock option grant date or within one year after the exercise date (each a “disqualifying disposition”), the optionee will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the ISO shares at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the exercise price of the ISO shares being purchased. Any additional gain will be capital gain, taxed at a rate that depends upon the amount of time the ISO shares were held by the optionee. A capital gain will be long-term if the optionee’s holding period is more than 12 months. The Company will be entitled to a deduction in connection with the disposition of the ISO shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO shares, and except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

Nonstatutory Stock Options. An optionee generally recognizes no taxable income as the result of the grant of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the difference between the stock option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee of ours, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any subsequent gain or loss, generally based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

Restricted stock. In general, unless an individual makes a timely election under Section 83(b) of the Internal Revenue Code, an individual will recognize ordinary income in an amount equal to the excess of the fair market value of the restricted stock on the date of vesting of the shares over the purchase price, if any, paid for the shares. Any further gain or loss from the subsequent sale of such restricted stock constitutes capital gain or loss. If the individual makes a timely election under Section 83(b), the individual is taxed, at ordinary income rates, on the excess of the fair market value of the restricted stock on the date of grant over the purchase price, if any, paid for the shares, and any further gain or loss on the subsequent sale of the stock constitutes a capital gain or loss.

Tax Treatment of Awards to Non-Employee Directors and to Employees Outside the United States. The grant and exercise of options and awards under the plan to Non-Employee Directors and to employees outside the United States may be taxed on a different basis.

Future Equity Grants

It is not possible to determine specific amounts and types of awards that may be awarded in the future under the plan because the grant of awards under the plan is discretionary.

Prior Equity Grants and Equity Compensation Plan Information

No stock options have been granted under the plan. As of September 30, 2008, the only awards that have been granted under the plan have been shares of Common Stock.

Recommendation and Vote Required

Approval of the amendment to the 2007 Performance Equity Plan will require the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock represented in person or by proxy and entitled to vote at the meeting.

The Board of Directors unanimously recommends a vote FOR the approval of the amendment to the 2007 Performance Equity Plan.

CORPORATE GOVERNANCE AND BOARD MATTERS

American Apparel, Inc., a Delaware corporation, was incorporated in Delaware on July 22, 2005 as Endeavor Acquisition Corp. (“Endeavor”), a blank check company formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. On December 21, 2005, Endeavor consummated its initial public offering, and on December 18, 2006 entered into an Agreement and Plan of Reorganization with American Apparel, Inc., a California corporation (“Old American Apparel”), its affiliated companies and the stockholders thereof. The Agreement and Plan of Reorganization was subsequently amended and restated as of November 7, 2007 (as amended, the “Acquisition Agreement”). Endeavor consummated the acquisition of Old American Apparel and its affiliated companies (the “Acquisition”) on December 12, 2007 (the “Closing”) and changed its name to American Apparel, Inc. Pursuant to the Acquisition Agreement, Old American Apparel merged with and into AAI Acquisition LLC, a Delaware limited liability company and a wholly owned subsidiary of Endeavor. AAI Acquisition LLC survived the Acquisition as a wholly owned subsidiary of the Company and changed its name to American Apparel (USA), LLC.

The Acquisition was accounted for under the purchase method of accounting as a reverse merger. Under this method of accounting, for accounting and financial reporting purposes, Endeavor was treated as the acquired company, and Old American Apparel was treated as the acquiring company. In December 2007, in conjunction with the Acquisition, Dov Charney received 37,258,065 shares of Common Stock in exchange for his 50% ownership interest in Old American Apparel and his 100% ownership interest in Old American Apparel’s Canadian affiliates, and the other 50% owner of Old American Apparel, Sang Ho Lim, was paid $67.9 million for his ownership interest.

At the Closing and pursuant to the Acquisition Agreement, Dov Charney and the founders and inside pre-Acquisition stockholders (the “Inside Stockholders”) of Endeavor entered into a voting agreement (the “Voting Agreement”) providing that, with respect to the nine-member Board of Directors of the Company provided for in the Acquisition Agreement, all of the parties to the Voting Agreement would vote their shares of Common Stock (constituting a controlling interest) in favor of four nominees designated by Dov Charney, four designated by the Inside Stockholders of Endeavor and one mutually designated by Dov Charney and the Inside Stockholders, through and including the election of directors at the annual meeting of stockholders of the Company to be held in 2010. See “Directors and Executive Officers” herein.

Director Independence

The Board is composed of nine directors, seven of whom qualify as independent directors as defined under the applicable listing standards of the NYSE Alternext U.S. In establishing independence, the Board affirmatively determines that each director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Board has determined that the following categories of persons would not be considered independent: (1) a director who is, or during the past three years was, employed by the Company, other than prior employment as an interim executive officer (provided the interim employment did not last longer than one year); (2) a director who accepted or has an immediate family member who accepted any compensation from the company in excess of $100,000 during any period of twelve consecutive months within the three years preceding the determination of independence (unless such compensation falls under exceptions provided for under the NYSE Alternext U.S. rules); (3) a director who is an immediate family member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer; (4) a director who is an executive officer, partner or a controlling shareholder, or has an immediate family member who is an executive officer, partner or a controlling shareholder, of an organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs) which, in any of the past three fiscal years, exceeds or exceeded the greater of $200,000, or 5% of the other organization’s consolidated gross revenues; (5) a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the Company’s executive officers serve on the compensation committee of such other entity; and (6) a director who is, or has an immediate family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

Applying these standards, the Board determined that the following directors qualify as independent: Messrs. Greene, Klein, Mayer, Miller, Samson, Singer and Thornton (the “Independent Directors”). Each of the members of each of the committees of the Board is an Independent Director, and, in the case of members of the Audit Committee (Messrs. Klein, Samson and Thornton, with Mr. Klein as Chairman), each also meets the additional criteria for independence of audit committee members set forth in Rule 10A-3 under the Securities Exchange Act of 1934. In addition, the Board has determined that each of the members of the Audit Committee is financially literate and that Mr. Samson meets the definition of an audit committee financial expert, as set forth in Items 407(d)(5)(ii) and 407(d)(5)(iii) of Regulation S-K. A brief description of Mr. Samson’s background and experience can be found under “Directors and Executive Officers” below.

In addition, applying these standards, the Board has also determined that former directors Messrs. Jay H. Nussbaum, Kerry Kennedy, Robert B. Hersov, Edward J. Mathias and Richard Y. Roberts were independent directors at the time they served prior to the consummation of the Acquisition.

Effective December 21, 2005, Endeavor, the Registrant prior to the Acquisition, established an Audit Committee of the Board of Directors, which consisted of Edward J. Mathias, as chairman, Jay H. Nussbaum and Richard Y. Roberts, each of whom was an independent director under NYSE Alternext U.S. listing standards. In addition, the Board determined that each of such members of the Audit Committee was financially literate, with Edward J. Mathias qualifying as the Audit Committee “financial expert,” as set forth in Items 407(d)(5)(ii) and 407(d)(5)(iii) of Regulation S-K.

Board Structure and Committee Composition

The Board of Directors presently has the following three committees: (1) an Audit Committee, (2) a Compensation Committee, which was established after the consummation of the Acquisition, and (3) a Nominating and Corporate Governance Committee (known as the Nominating Committee prior to the consummation of the Acquisition). Committee membership during the last fiscal year and the functions of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. All of the Committee charters are available on the Company’s website at http://investors.americanapparel.net.

The Board of Directors held three meetings during 2007, two of which were held before the Acquisition and one of which was held on December 12, 2007, subsequent to the consummation of the Acquisition. Each director during the period he or she served attended in person or telephonically at least 75 percent in the aggregate of the meetings of the Board of Directors (except Jay H. Nussbaum who attended 50% of the pre-Acquisition Board meetings). There were no Committee meetings held during 2007. In addition, no annual meeting was held in 2007. Instead, a special meeting was held in which stockholders approved the Acquisition. American Apparel expects its directors to attend annual meetings of stockholders and all Board meetings and respective committee meetings and to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities.

Directors subsequent to the Acquisition (and Currently):

Name of Director	Audit Committee		Compensation Committee (1)		Nominating and Corporate Governance Committee		Served from
Independent Directors:
Mark D. Klein	X	*					12/12/2007
Mark A. Thornton	X		X				12/12/2007
Mark Samson	X						12/12/2007
Keith Miller			X	*	X		12/12/2007
Robert Greene			X		X		12/12/2007
Allan Mayer			X				12/12/2007
Mortimer Singer			X		X	*	12/12/2007
Other Directors:
Dov Charney, Chairman							12/12/2007
Adrian Kowalewski							12/12/2007

Directors prior to the Acquisition:

Name of Director	Audit Committee		Nominating Committee		Served from
Independent Directors:
Edward J. Matthias (2)	X	#			7/22/2005
Jay H. Nussbaum (2)	X				7/22/2005
Richard Y. Roberts (2)	X				7/22/2005
Robert B. Hersov (3)			X		7/22/2005
Kerry Kennedy (3)			X	#	7/22/2005
Other Directors:
Eric J. Watson, Chairman (4)					7/22/2005
Jonathan J. Ledecky (4)					7/22/2005

X = Committee member; * = Chair after the Acquisition # = Chair prior to the Acquisition. See notes below.

(1)	The Compensation Committee was established in December 2007 in conjunction with the Acquisition.

(2)	Served on the Audit Committee from its inception, December 21, 2005. Resigned from the Committee and the Board effective December 12, 2007, the date of the consummation of the Acquisition.

(3)	Served on the Nominating Committee, the predecessor to the Nominating and Corporate Governance Committee, from its inception, December 21, 2005. Resigned from the Committee and the Board effective December 12, 2007, the date of the consummation of the Acquisition.

(4)	Resigned from the Board effective December 12, 2007, the date of the consummation of the Acquisition.

Audit Committee

In accordance with the Voting Agreement, the members of the Audit Committee are Messrs. Thornton, Samson and Klein. The Board has determined that each member of this Committee is an independent director under NYSE Alternext U.S. listing standards, with Mr. Klein as Chairman. The Board has further determined that Messrs. Matthias, Nussbaum and Roberts, who served on this Committee prior to the Acquisition, were also independent directors under NYSE Alternext U.S. listing standards.

The Audit Committee’s purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving accounting, auditing, financial reporting, internal control and legal compliance functions of the Company. The Committee oversees the audit efforts of the Company’s independent accountants and internal auditors and, in that regard, takes such actions as it may deem necessary to satisfy itself that the Company’s auditors are independent of management. It is the objective of the Audit Committee to maintain free and open means of communications among the Board, the independent accountants, the internal auditors and the financial and senior management of the Company.

Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee Charter and the Audit Committee’s performance; appoints, evaluates and determines the compensation of our independent auditors; reviews and approves the scope of the annual audit, the audit fees and the financial statements; reviews our disclosure controls and procedures, internal controls, information security policies, internal audit function, and corporate policies with respect to financial information and earnings guidance; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on the Company’s financial statements. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting and other advisors as the Audit Committee deems necessary to carry out its duties.

Our Audit Committee is a separately-designated standing committee, established in accordance with section 3(a)(58)(A) of the Exchange Act (15 U.S.C. 78(c)(58)(A)), which is composed of three financially literate independent directors, Messrs. Mark D. Klein, Mark Samson and Mark A. Thornton. Mark Samson qualifies to serve as the “financial expert” according to the requirements of SEC Regulation S-K item 407(d)(5)(ii) and 407(d)(5)(iii). The Audit Committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under NYSE Alternext U.S. listing standards. NYSE Alternext U.S. listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

The report of the Audit Committee is included in this Proxy Statement. The form of the current Audit Committee Charter is available on the Company’s website at http://investors.americanapparel.net.

Compensation Committee

The Compensation Committee was established in conjunction with the Acquisition and, therefore, did not exist prior to the Acquisition. The members of the Compensation Committee are Messrs. Miller, Mayer, Thornton, Singer and Greene. The Board has determined that each member of this Committee is an independent director under NYSE Alternext U.S. listing standards, with Mr. Miller as Chairman.

The Compensation Committee is responsible for overseeing the Company’s compensation and employee benefit plans and practices, including the executive compensation plans and the incentive-compensation and equity-based plans. The Compensation Committee reviews and approves the general compensation policies of the Company, oversees the administration of all of the Company’s compensation and benefit plans, reviews and approves compensation of the executive officers of the Company, prepares the Compensation Committee Report to be filed with the SEC and recommends compensation policies to the Board. For more information, see “Processes and Procedures for Determination of Executive and Director Compensation” below and the current copy of the Compensation Committee Charter, which is available on the Company’s website at http://investors.americanapparel.net.

Nominating and Corporate Governance Committee

Pursuant to the Voting Agreement, the members of the Nominating and Corporate Governance Committee are Messrs. Miller, Singer and Greene. The Board has determined that each member of this Committee is an independent director under NYSE Alternext U.S. listing standards, with Mr. Singer as Chairman. The Board has further determined that Messrs. Hersov (member) and Kennedy (Chairman), who served on this Committee prior to the Acquisition, were also independent directors under NYSE Alternext U.S. listing standards.

The Nominating and Corporate Governance Committee assists the Board in identifying and recommending individuals qualified to serve as directors, and, following the termination of the Voting Agreement following the annual meeting of stockholders in 2010, will recommend to the Board the director nominees for the next annual meeting of stockholders. Under the terms of the Voting Agreement, prior to the 2011 annual meeting the Nominating and Corporate Governance Committee will select nominees for the Board of Directors only if there are resignations or removals of the currently scheduled Board members. Beginning with the 2011 annual meeting, consistent with criteria approved by the Board, the Committee will select, or recommend that the Board select, the director nominees required for each subsequent annual meeting of stockholders. The Nominating and Corporate Governance Committee will consider persons identified by its members, management, stockholders and others as nominees.

The guidelines for selecting nominees, which are specified in the Nominating and Corporate Governance Committee’s current charter, generally provide that persons to be nominated should be evaluated with respect to their experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Committee considers appropriate in the context of the needs of the Board. Additionally, the guidelines provide that the Committee should consider whether candidates are independent pursuant to NYSE Alternext U.S. requirements; accomplished in their fields and maintain a reputation, both personal and professional, consistent with the image and reputation of the Company; able to read and understand financial statements; knowledgeable as to the Company and issues affecting it; committed to enhancing stockholder value; able to understand fully the legal responsibilities of a director and the governance processes of a public company; able to develop a good working relationship with other Board members and senior management and able to suggest business opportunities to the Company. The Nominating and Corporate Governance Committee will evaluate each individual in the context of the Board as a whole, with the objective of recommending a group of persons that reflects the appropriate balance of knowledge, experience, skills, expertise and diversity and includes at least the minimum number of independent directors required by the NYSE Alternext U.S. The Committee will not distinguish among nominees recommended by stockholders and nominees recommended by other persons.

Subsequent to the Acquisition, the Nominating Committee was renamed the Nominating and Corporate Governance Committee and assumed governance functions in addition to its duties to recommend nominees for the Board of Directors.

In addition to the responsibilities described above, the Nominating and Corporate Governance Committee currently develops and recommends to the Board a set of corporate governance principles for the Company; oversees the evaluation of the Company’s management and the Board; and makes recommendations to the Board regarding the size and composition of committees of the Board, including identifying individuals qualified to serve as members of a committee. A copy of the current Nominating and Corporate Governance Committee Charter is available on the Company’s website at http://investors.americanapparel.net. For more information, see “Consideration of Director Nominees” below.

DIRECTORS AND EXECUTIVE OFFICERS

The directors, director nominees for reelection and executive officers of the Company as of October 29, 2008 are as follows:

Name (1)	Age	Position	Term Expires	Director Since
Dov Charney	39	Chairman of the Board, Chief Executive Officer, President, Director	2010	12/2007
William Gochnauer	61	Interim Chief Financial Officer and Treasurer	(3)	n/a
Martin Bailey	49	Chief Manufacturing Officer	(4)	n/a
Joyce Crucillo	38	General Counsel and Corporate Secretary	(5)	n/a
Adrian Kowalewski	31	Director, Director of Corporate Finance & Development	2009	12/2007
Robert Greene	49	Director	2008	12/2007
Mark D. Klein	46	Director	2009	12/2007
Allan Mayer	58	Director	2008	12/2007
Keith Miller	42	Director	2008	12/2007
Mark Samson (2)	55	Director	2010	12/2007
Mortimer Singer	31	Director	2009	12/2007
Mark A. Thornton	43	Director	2010	12/2007

(1)	Messrs. Greene, Miller and Mayer have been nominated pursuant to the Voting Agreement to stand for re-election at the 2008 Annual Meeting. The Voting Agreement provides that after the Acquisition, the Board of Directors of American Apparel would have nine members, comprised of four persons designated by Dov Charney, the majority stockholder in the accounting acquirer (Dov Charney, Adrian Kowalewski, Robert Greene and Allan Mayer), four persons designated by the Inside Stockholders of Endeavor (Mark D. Klein, Mark Samson, Mortimer Singer and Mark A. Thornton), and one person mutually designated by the parties (Keith Miller). The Voting Agreement provides that the parties thereto vote their shares of American Apparel common stock (constituting a controlling interest) in favor of such designees to serve as directors of American Apparel through and including the election of directors at the annual meeting of stockholders of American Apparel to be held in 2010.

Under the terms of the Voting Agreement, Dov Charney, on the one hand, and the Inside Stockholders who are party to the Voting Agreement, on the other hand, agreed to vote their shares (which in combination constitute a controlling interest) for designees to American Apparel’s Board of Directors through and including the election of directors at the annual meeting of stockholders in 2010 as follows:

•	in class A to stand for reelection in 2008—Messrs. Greene, Miller and Mayer.

•	in class B to stand for reelection in 2009—Messrs. Kowalewski, Klein and Singer.

•	in class C to stand for reelection in 2010—Messrs. Charney, Samson and Thornton.

(2)	The Board of Directors appointed Mark Samson to take all necessary actions and make all decisions pursuant to that certain escrow agreement entered into at the Closing of the Acquisition, regarding the Company’s right to indemnification under the Acquisition Agreement. Pursuant to the escrow agreement 8,064,516 shares of Common Stock beneficially owned by Dov Charney were placed in escrow as a fund for payment of indemnification claims that may be made by Endeavor pursuant to the Acquisition Agreement. The 8,064,516 shares in escrow serve as the sole remedy for the obligation of the American Apparel stockholders to indemnify and hold harmless Endeavor for any damages, whether as a result of any third party claim or otherwise, and which arise as a result of or in connection with the breach of representations and warranties and agreements and covenants of American Apparel. Claims for indemnification may only be asserted by Endeavor once the damages exceed $250,000 in the aggregate and are indemnifiable only to the extent that damages exceed $250,000. The shares will remain in escrow until December 12, 2008. There have been no indemnification claims to date.

(3)	In May 2008, William Gochnauer joined the Company as Interim Chief Financial Officer and Treasurer. In connection with Mr. Gochnauer’s retention, the Company and Tatum, LLC, an executive services firm, entered into an Executive Services Agreement, pursuant to which Mr. Gochnauer will serve as the Company’s Interim Chief Financial Officer. Either party to the Executive Services Agreement may terminate the Executive Services Agreement for any reason by providing the other party a minimum of 15 days’ advance notice. The Company has retained Berglass + Associates, an executive search firm to help identify a permanent Chief Financial Officer.

(4)	Executive officer is not party to an employment agreement that sets a specific term of employment.

(5)	Old American Apparel entered into an Employment Agreement with Joyce Crucillo effective as of October 26, 2006. The agreement expired on November 30, 2007 but renewed automatically for a successive one-year term, and will renew automatically each year unless either party notifies the other of its intent not to renew, as specified in the agreement.

With respect to the directors and director nominees for reelection named above, Messrs. Greene, Klein, Mayer, Miller, Samson, Singer and Thornton have been determined by the Board to be “independent” directors pursuant to the rules adopted by the SEC applicable to the corporate governance standards for companies listed on the NYSE Alternext U.S.

After the Acquisition, changes were made in the Board of Directors to reflect the arrangements contemplated in the Acquisition Agreement for transfer of control of the post-Acquisition company to a post-Acquisition slate of directors and officers who would represent the interests of Endeavor pre-Acquisition stockholders, public stockholders, and the new majority stockholder of the Company, Dov Charney. As mandated by the Acquisition Agreement, effective as of the closing date of the Acquisition, the entire Board of Directors of Endeavor, including Chairman of the Board and Treasurer Eric J. Watson, President, Secretary and Director Jonathan J. Ledecky, Jay H. Nussbaum, Kerry Kennedy, Robert B. Hersov, Edward J. Mathias and Richard Y. Roberts, resigned as directors. At the same time each of Messrs. Mark D. Klein, Mark A. Thornton, Mark Samson, Keith Miller, Robert Greene, Allan Mayer, Mortimer Singer, Dov Charney, and Adrian Kowalewski were appointed directors of the Company.

Information Regarding Directors With Terms Expiring in 2008

Robert Greene became a director of American Apparel upon consummation of the Acquisition on December 12, 2007. Mr. Greene is a bestselling author known for his books on business strategy. Since 2003, Mr. Greene has worked as a private consultant to several executives in businesses ranging from financial management to artists’ agencies and film producers. He has written three books, all published by Penguin: The 48 Laws of Power (1998, over 900,000 copies sold in the U.S., and translated into 21 languages); The Art of Seduction (2001) and The 33 Strategies of War (2006). He has worked in New York City as an editor and writer for several magazines, including Esquire, and in Hollywood as a story developer and writer. He lived for years in London, England; Paris, France; and Barcelona, Spain; he speaks several languages and has worked as a translator. He attended the University of California, Berkeley and the University of Wisconsin-Madison, where he received a B.A. in classical studies.

Keith Miller became a director of American Apparel upon consummation of the Acquisition on December 12, 2007. Mr. Miller is a partner of Goode Partners LLC, a private equity firm, focused on the consumer marketplace. Prior to joining Goode at its formation in January 2006, Mr. Miller was a private investor and advisor to the global consumer branded marketplace. From October 2002 to March 2006, Mr. Miller served as a senior advisor to Itochu Corporation’s executive management in Osaka and Tokyo, Japan. His responsibilities included the origination, structuring and the execution of brand related mergers and acquisitions, licenses, distribution and joint venture agreements in Asia. As a principal investor and while assisting Itochu, Mr. Miller targeted the acquisition of many consumer and lifestyle brands with global awareness and positioning. From 1987 to 1999, Mr. Miller was the co-founder and President of an apparel manufacturing and screen printing business which supplied some of the most notable retail and consumer brands in the world including: Gap, Adidas, Old Navy, Polo Ralph Lauren, Levi Strauss and Company, Armani Exchange, Express, and The Limited. Mr. Miller is an advisory board member and stockholder of Chrome Hearts, Inc. and Intermix LLC, and an advisory board member to LeSportsac, Shabby Chic, Intermix, Vestal Watch Company and James Perse. Additionally, Mr. Miller sits on the Board of the Sachdev Group of New Delhi, India which operates and manages global luxury consumer brands in the country of India, which include Lanvin, Stella McCartney, Alexander McQueen, Moschino and others. Mr. Miller continues to advise many well known entrepreneurs, CEOs and principal stockholders in the consumer marketplace. Mr. Miller graduated from Clark University with a B.S. in Economics.

Allan Mayer became a director of American Apparel upon consummation of the Acquisition on December 12, 2007. Since October 2006, he has been a principal partner, member of the management committee, and head of the Strategic Communications Division of 42West LLC, a leading public relations firm. Previously, from 1997 until October 2006, Mr. Mayer was managing director and head of the entertainment practice at the nationally-known crisis communications firm Sitrick and Company. Mr. Mayer began his professional life as a journalist, working as a staff reporter for The Wall Street Journal; a writer, foreign correspondent and senior editor for Newsweek, and the founding editor (and later publisher) of Buzz magazine. He also served as editorial director of Arbor House Publishing Co. and senior editor of Simon & Schuster. Mr. Mayer has authored two books—Madam Prime Minister: Margaret Thatcher and Her Rise to Power (Newsweek Books, 1980) and Gaston’s War (Presidio Press, 1987)—and is co-author, with Michael S. Sitrick, of Spin: How To Turn The Power of the Press to Your Advantage (Regnery, 1998). In addition, he has written for a wide variety of national publications, ranging from The New York Times Magazine to Vogue. Mr. Mayer is a recipient of numerous professional honors, including the National Magazine Award, the Overseas Press Club Citation of Excellence, and six William Allen White Awards. Mr. Mayer serves on the Board of Directors of Film Independent and lectures regularly on crisis management and communications at UCLA’s Anderson School of Business and USC’s Annenberg School of Communication. Mr. Mayer received his B.A. from Cornell University.

Information Regarding Directors With Terms Expiring in 2009

Adrian Kowalewski became a director of American Apparel upon consummation of the Acquisition on December 12, 2007. Prior to the Acquisition, Mr. Kowalewski had been with Old American Apparel since June 2006. In his current role as Director of Corporate Finance & Development, he has been chiefly involved in the corporate finance function and in helping set company strategy. From July 1999 to June 2002, Mr. Kowalewski worked in the Mergers & Acquisitions Group of CIBC World Markets in New York and London, where he was involved in advising public and private companies in North America and Europe on mergers and acquisition transactions. From July 2003 to July 2004, he worked for Houlihan Lokey Howard & Zukin, where he participated in financial restructurings, mergers and acquisitions, and private placements. Mr. Kowalewski holds an A.B. with honors from Harvard University, and an M.B.A. from the University of Chicago Graduate School of Business.

Mark D. Klein became a director of American Apparel upon consummation of the Acquisition on December 12, 2007. Mr. Klein has been Chief Executive Officer, President and a Director of Alternative Asset Management Acquisition Corp. (Amex:AMV), a special purpose acquisition company focused on acquiring one or more operating businesses in the alternative asset management sector or a related business, since February 2007. Mr. Klein is also presently the Chief Executive Officer of Hanover Group US LLC, a newly formed indirect U.S. subsidiary of the Hanover Group, which is one of the largest privately held finance companies in New Zealand. Mr. Klein is also a registered representative at Ladenburg Thalmann & Co. Inc., a Managing Member of the LTAM Titan Fund, a fund of funds hedge fund, and is one of the Principals of the Aldebaran Fund LLC, a private fund investing in special purpose acquisition companies. Prior to joining Hanover in 2007, Mr. Klein was Chairman of Ladenburg Thalmann & Co., Inc., a leading underwriter of blank check companies, which is engaged in retail and institutional securities brokerage, investment banking and asset management services. From March 2005 to September 2006, he was Chief Executive Officer and President of Ladenburg

Thalmann Financial Services, Inc., the parent of Ladenburg Thalmann & Co., Inc., and Chief Executive Officer of Ladenburg Thalmann Asset Management Inc., a subsidiary of Ladenburg Financial Services, Inc. Prior to joining Ladenburg Thalmann, from June 2000 to March 2005, Mr. Klein served as the Chief Executive Officer and President of NBGI Asset Management, Inc. and NBGI Securities, which were the U.S. subsidiaries of the National Bank of Greece, the largest financial institution in Greece. Prior to joining NBGI, Mr. Klein was President and Founder of Newbrook Capital Management, Founder and Managing Member of Independence Holdings Partners, LLC, a private equity fund-of-funds company and Founder and General Partner of Intrinsic Edge Partners, a long/short equity hedge fund. Mr. Klein is a graduate of J.L. Kellogg Graduate School of Management at Northwestern University, with a Masters of Management Degree and also received a Bachelors of Business Administration degree with high distinction from Emory University.

Mortimer Singer became a director of American Apparel upon consummation of the Acquisition on December 12, 2007. Mr. Singer has been a Senior Vice President of Marvin Traub Associates (“MTA”), a business development and strategy consulting firm focused on working with brands, retailers, developers and related businesses that operate in the retail and consumer goods sectors, since April 2003. In this capacity he oversees all aspects of MTA’s business, from merger and acquisition advisory services to strategic consulting in the fashion and retail industries for clients in the U.S., as well as Russia, India, Europe and other locales. In this capacity he also co-founded and became Managing Director of Traub Singer Magnusdottir Capital, MTA’s venture division. Prior to joining MTA, Mr. Singer launched, in August 2002, the U.S. division of Quintessentially, a UK based luxury concierge service, where he headed the sale and business development initiative, as well as U.S. brand development until April 2003. From June 2000 to June 2002, Mr. Singer worked in the Technology, Media and Telecom division of JPMorgan Chase, where he advised domestic clients on acquisitions, divestitures, restructurings, joint ventures and financing alternatives. Mr. Singer received his B.A. from the University of Pennsylvania.

Information Regarding Directors With Terms Expiring in 2010

Dov Charney has served as a director, Chief Executive Officer and President of American Apparel since the Acquisition on December 12, 2007. Prior to the Acquisition, Mr. Charney served as founder, director, Chief Executive Officer and President of Old American Apparel and its predecessor companies since their formation in Columbia, South Carolina, in 1989. Dov Charney is a graduate of Choate Rosemary Hall and attended Tufts University. Dov Charney is under an employment contract with American Apparel to continue as Chief Executive Officer and President of the Company for a minimum of 3 years beyond the consummation of the Acquisition on December 12, 2007.

Mark Samson became a director of American Apparel upon consummation of the Acquisition on December 12, 2007. Since 1999, Mr. Samson has been Managing Director of Getzler Henrich and Associates LLC., a leading corporate restructuring firm in the U.S. with a focus on middle market companies. In this capacity, he has served as interim chief executive officer, chief operating officer and/or chief restructuring officer and financial advisor for more than 45 companies. During his tenure with Getzler Henrich, Mr. Samson has provided numerous clients with guidance in operational restructuring, bankruptcy proceedings and business operation, management practices, cash flow and profitability improvements. From 1984 to 2000, Mr. Samson served as Executive Chairman of the Board, Co-President and Chief Executive Officer of Debjon Group/Sidcor/MQM Group, a consortium of 53 vertically integrated retail businesses and convenience stores. From 1976 to 1984, Mr. Samson was Marketing Director for the Berden Group, the largest manufacturer of work wear and corporate uniforms in South Africa. Mr. Samson received his BBA in Economics from the University of South Africa.

Mark A. Thornton became a director of American Apparel upon consummation of the Acquisition on December 12, 2007. Since January 2005, Mr. Thornton has been an independent consultant to various clients, advising them in the areas of private equity raises and project management, and also lectures at the Harvard Negotiation Insight Initiative. From April 2002 until December 2004, Mr. Thornton researched and authored a book, entitled Meditation in a New York Minute, which was published by Sounds True. At various times during the period from 1997 to March 2002, Mr. Thornton worked in several capacities for JPMorgan, including serving as the Chief Operating Officer for JPMorgan Private Bank in London from June 2001 to March 2002, specializing in operational risk management relating to the merger of JPMorgan with Robert Fleming. He oversaw core aspects of the merger and chaired numerous committees related to operational risk, new product lines and new business development. Prior to joining JPMorgan in 1997, Mr. Thornton worked in various market risk and credit risk positions for blue chip investment banks and securities firms, including Daiwa Europe Bank plc and Australian and New Zealand Banking Group Ltd.

EXECUTIVE OFFICERS

In addition to our executive officers who are listed as being directors, the Company has the following executive officers:

William Gochnauer joined American Apparel in May 2008 in the role of Interim Chief Financial Officer and Treasurer. Mr. Gochnauer is a partner of Tatum, LLC, an executive services firm. Prior to joining the Company, Mr. Gochnauer had served as Interim Chief Financial Officer since 2006 at Red Envelope, Inc., a publicly traded national catalog and online retailer of upscale gifts, where he handled SEC reporting, tax matters, and preparation for Sarbanes-Oxley compliance. From 2005 to 2006, Mr. Gochnauer had been a financial consultant at Excelligence Learning Corporation, a publicly traded national manufacturer and distributor of early childhood and learning products. During 2005, he was also Interim Chief Financial Officer of RF Industries Ltd., a publicly traded, national manufacturer and distributor of electronic components. During 2004, he served as Chief Financial Officer of Wine Direct LLC, a start-up wine online retailer, and from 2002 to 2003, Mr. Gochnauer served as Senior Vice President and Chief Financial Officer of Western Water Company, a publicly held developer and marketer of water rights in California and Colorado. Mr. Gochnauer began his career in public accounting at KPMG, is a Certified Public Accountant, and has held chief financial officer and controller positions at a number of public and private companies over the course of a career that spans more than 35 years.

Martin Bailey has been the Chief Manufacturing Officer of American Apparel since the Acquisition on December 12, 2007. Prior to the Acquisition, Mr. Bailey had served as President of Manufacturing of Old American Apparel since 2002, overseeing operations of textile and apparel production and the planning, purchasing, sourcing, product development, quality-assurance and distribution departments, as well as nonrelated support departments. Mr. Bailey has guided the growth of the Company from 165,000 to over 1.2 million square feet of manufacturing and distribution operations in multiple locations in Los Angeles. Having been at the forefront of major growth and change in the apparel industry for over 24 years, Mr. Bailey brings to American Apparel a wealth of industry experience. He has successfully managed manufacturing services and operations for companies such as Fruit of the Loom and Alstyle Apparel and has earned a reputation in the apparel industry for his ability to implement cost-effective programs and streamline and organize production growth. Mr. Bailey graduated from Campbellsville College with a B.S. in Business Administration, with an emphasis in accounting.

Joyce Crucillo has been General Counsel and Corporate Secretary of American Apparel since the Acquisition on December 12, 2007. Prior to the Acquisition, Ms. Crucillo had served as General Counsel of Old American Apparel since December 2006. As General Counsel, Ms. Crucillo oversees all aspects of American Apparel’s legal matters, from defending and prosecuting lawsuits on behalf of the Company to structuring and negotiating transactions, ensuring that the Company is in compliance with governmental regulatory requirements, managing and enforcing the Company’s intellectual property portfolio, handling employment-related claims, and advising management and the Board of Directors on all legal matters. Prior to joining American Apparel, Ms. Crucillo was a partner of Hallstrom, Crucillo and Christesen LLP, a full-service business law firm based in Orange County, California, from October 2004 to November 2006. At Hallstrom, Crucillo and Christesen, Ms. Crucillo headed the firm’s litigation department by serving as lead counsel in a wide variety of business-related litigation in both state and federal court. From March 2004 to October 2004, Ms. Crucillo was a Managing Partner of the full service business law firm Stirling Law, and from October 1999 to February 2004, Ms. Crucillo was a Senior Litigation Associate responsible for prosecuting and defending intellectual property litigation cases with Trojan Law. Ms. Crucillo’s areas of expertise include intellectual property law, business law, employment law, and business and trial strategy. Ms. Crucillo has successfully prosecuted and defended lawsuits for a broad range of corporate clients in high tech, finance, real estate and apparel industries. In addition, Ms. Crucillo has served as outside General Corporate Counsel to numerous private and public companies in these same industries. Ms. Crucillo also served as a judicial law clerk for a Los Angeles Superior Court Judge and worked in the litigation department of the Internal Revenue Service’s Los Angeles District Counsel’s Office. Ms. Crucillo earned her J.D. at Loyola Law School, Los Angeles. She earned her B.A. in Business Management at Cal Poly, San Luis Obispo.

Consideration of Director Nominees

Stockholder Nominees

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” The Nominating and Corporate Governance Committee will evaluate a prospective nominee suggested by any stockholder in the same manner and against the same criteria as any other prospective nominee identified by the Nominating and Corporate Governance Committee from any other source; however, as a result of the Voting Agreement described under “Directors and Executive Officers” above, the parties to the Voting Agreement, constituting a controlling interest in the Company, can, by voting for their Board nominees as provided in the Voting Agreement, elect the full nine-member slate of directors currently entitled to serve, through and including the annual meeting of stockholders in 2010. In evaluating nominations from stockholders, the Nominating and Corporate Governance Committee will seek to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications” below.

Any stockholder nominations proposed for consideration by the Nominating and Corporate Governance Committee should include the following information and documentation:

•

the nominee’s name, age, business and current residence addresses, as well as residence addresses for the past 20 years, principal occupation or employment and employment history (name and address of employer and job title) for the past 10 years and educational background;

•	the nominee’s permission for the Company to conduct a background investigation;

•	the number of shares of our Common Stock beneficially owned by the nominee;

•

the information that would be required to be disclosed about the nominee under the rules of the Securities Exchange Act of 1934 in a proxy statement (such as this Proxy Statement) soliciting proxies for the election of such nominee as a director; and

•	a signed consent of the nominee to serve as a director of the Company, if elected.

Any stockholder nominations for candidates for membership on the Board should be addressed to:

American Apparel, Inc.

Attention: Nominating and Corporate Governance Committee

747 Warehouse Street

Los Angeles, California 90021

Director Qualifications

The Nominating and Corporate Governance Committee has the responsibility to review the background and qualifications of individuals being considered as director candidates, including developing criteria and qualifications for membership on the Board. Among the qualifications considered in the selection of candidates, the Committee shall consider each candidate’s experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Committee considers appropriate in the context of the needs of the Board.

Additionally, the Committee considers whether the candidate is:

•	independent pursuant to NYSE Alternext U.S. requirements;

•	accomplished in his or her field and maintained a reputation, both personal and professional, consistent with the image and reputation of the Company;

•	able to read and understand financial statements (the Committee will also determine if a candidate qualifies as an “audit committee financial expert,” as defined by the SEC);

•	knowledgeable as to the Company and issues affecting the Company;

•	committed to enhancing stockholder value;

•	able to understand fully the legal responsibilities of a director and the governance processes of a public company;

•	able to develop a good working relationship with other Board members and senior management; and

•	able to suggest business opportunities to the Company.

Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee annually reviews the composition of the Board and reviews the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a change in status, including but not limited to an employment change, and to recommend whether or not the director should be re-nominated. The Nominating and Corporate Governance Committee also recommends to the Board the nominees for election as directors by the stockholders or appointment by the Board, as the case may be, pursuant to the Bylaws of the Company, which recommendations will be consistent with the criteria for selecting directors established by the Board or the Committee, as the case may be. Stockholders who wish to recommend to the Nominating and Corporate Governance Committee a candidate for election to the Board can send letters to 747 Warehouse Street, Los Angeles, California 90021, Attention: Nominating and Corporate Governance Committee. Stockholders must follow certain procedures, including those described under “Stockholder Nominees” above, to make recommendations to the Nominating and Corporate Governance Committee for election of directors and the recommendation should be received by the Company no later than 30 days after the end of the Company’s fiscal year.

Executive Sessions

Executive sessions of non-management directors are expected to be held on a regular basis. Any non-management director can request that an additional executive session be scheduled.

Communications with the Board

You may communicate with the Board by submitting an e-mail to the Company’s Board at bod@americanapparel.net. All directors have access to this e-mail address.

Governance Guidelines and Committee Charters

The Company’s Governance Guidelines, which satisfy NYSE Alternext U.S. listing standards for “corporate governance guidelines,” as well as the charters for each of the committees of the Board, are available at http://investors.americanapparel.net. Stockholders may request a copy of the Company’s Governance Guidelines or the charter of any of the Committees of the Board, at no cost, by writing to us at the following address: American Apparel, Inc., Attn: General Counsel, 747 Warehouse Street, Los Angeles, California 90021.

Code of Ethics

The policies comprising our code of ethics are set forth in the Company’s Code of Ethics (the “Code of Ethics”) (included as Exhibit 14.1 of the Current Report on Form 8-K (File No 001- 32697) filed December 18, 2007). These policies satisfy the SEC’s requirements for a “code of ethics,” and apply to all directors, officers (including our principal executive officer, principal financial officer and principal accounting officer or controller) and employees. The Code of Ethics is also published on our website at http://investors.americanapparel.net. Stockholders may request a copy of the Code of Ethics, at no cost, by writing to us at the following address: American Apparel, Inc., Attn: General Counsel, 747 Warehouse Street, Los Angeles, California 90021.

Indemnification of Directors

The General Corporation Law of the State of Delaware provides that a company may indemnify its directors and officers as to certain liabilities. The Company’s Amended and Restated Certificate of Incorporation and Bylaws provide for the indemnification of its directors and officers to the fullest extent permitted by law, and the Company has entered into separate indemnification agreements with certain directors and officers to effectuate these provisions and has purchased directors’ and officers’ liability insurance. The effect of such provisions is to indemnify, to the fullest extent permitted by law, the directors and officers of the Company against all costs, expenses and liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company.

The Company has entered into separate indemnification agreements with its directors and certain of its officers. The indemnification agreements provide for the indemnification of and the advancing of expenses to such directors and officers to the fullest extent (whether partial or complete) permitted by law and as set forth in the indemnification agreement, and, to the extent insurance is maintained, for the continued coverage of such directors and officers under the Company’s directors’ and officers’ liability insurance policies. The Company currently maintains directors’ and officers’ liability insurance.

PROCESSES AND PROCEDURES FOR DETERMINATION OF

EXECUTIVE AND DIRECTOR COMPENSATION

The Compensation Committee of the Board of Directors is responsible for overseeing the compensation and employee benefit plans and practices of the Company. The Compensation Committee reviews and approves, either as a committee or together with the other independent directors, the general compensation policies of the Company, oversees the administration of all of the Company’s compensation and benefit plans and reviews and approves, either as a committee or together with the other independent directors, compensation of the executive officers of the Company. The Compensation Committee Charter requires that the Compensation Committee consist of no fewer than two Board members who qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. At all times since its formation following the Acquisition, the Compensation Committee has consisted of at least three Board members, each of whom the Board has affirmatively determined satisfied these independence requirements.

The Compensation Committee Charter sets forth the purpose of and other matters pertaining to the Compensation Committee. The form of the current Compensation Committee Charter is available on the Company’s website at http://investors.americanapparel.net.

Pursuant to its Charter, the Compensation Committee’s responsibilities include the following:

•

review and approve, either as a committee or together with the other independent directors, the corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other officers of the Company;

•	evaluate, either as a committee or together with the other independent directors, the Chief Executive Officer’s performance in light of such goals and objectives;

•

set, either as a committee or together with the other independent directors, officers’ compensation levels, including base salary, annual incentive opportunities, long-term incentive opportunities and benefits;

•

review and approve, either as a committee or together with the other independent directors, any employment contracts or related agreements, such as severance or termination arrangements, to be made with any executive officer of the Company;

•

review and recommend to the Board appropriate director compensation programs and, either as a committee or together with the other independent directors, review and approve perquisites or other personal benefits to directors and recommend any changes to the Board;

•	review its own performance and assess the adequacy of its Charter;

•

review and approve the goals and objectives of and the plans underlying the Company’s general compensation and other employee benefit programs, including incentive-compensation and equity-based programs;

•	retain and terminate any compensation consultant used to assist in the evaluation of officer compensation, including to approve the consultant’s fees and other retention terms; and

•	produce a report of the Compensation Committee to be included in the Company’s annual proxy statement.

Our Chief Executive Officer and Chairman of the Board recommends to the Compensation Committee salary, annual bonus, equity-based awards and long-term compensation levels for other executives, including the other Named Officers (as defined under “Compensation Discussion and Analysis” below). Our other executives, including the other Named Officers, do not currently have any role in determining or recommending the form or amount of compensation paid to our Named Officers and our other executives. While the Compensation Committee reviews and makes recommendations regarding compensation paid to the Non-Employee Directors, the compensation for these directors is determined by the Board.

Equity awards to all officers subject to Section 16 of the Securities Exchange Act of 1934 are made by the Compensation Committee. The Compensation Committee was formed in December 2007, after the Acquisition, but did not meet in 2007. As indicated above, pursuant to its charter, the Compensation Committee is authorized to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of our officers (including all of the Named Officers).

In March, 2008, the Compensation Committee retained the firm of Pearl Meyer & Partners, LLC (“PM&P”) as its compensation consultant to assist in the development and evaluation of compensation policies, practices and awards. Specifically, PM&P was engaged to conduct a competitive review of executive compensation and severance policies, and to assist in developing an annual incentive plan and a long-term equity incentive program to reward and retain key executives and managers.

PM&P was engaged by and reports directly to the Compensation Committee. While conducting assignments, we anticipate that PM&P will interact with our management when appropriate to gather perspectives and relevant company and compensation data. In addition, PM&P may seek feedback from the Compensation Committee Chairman, other members of the Committee or Board, or the Chief Executive Officer and Chairman of the Board regarding its work prior to presenting study results or recommendations to the Committee.

The Committee anticipates calling upon PM&P to attend Compensation Committee meetings, meet with the Committee without management present and provide third-party data, advice and expertise on proposed executive compensation levels, programs and plan designs. The Committee may also ask PM&P to review and provide advice related to proposals prepared by management, including evaluating the consistency of such proposals with the Committee’s compensation philosophy and in comparison to programs at other companies.

COMPENSATION OF DIRECTORS

Compensation for Non-Employee Directors will consist of annual stock grants and Board and Committee meeting fees, as described below. Employees who are also directors will receive no additional compensation for their Board service.

DIRECTOR COMPENSATION—FISCAL 2007

During 2007, the sole cash compensation to our Non-Employee Directors consisted of a $1,000 Board meeting fee paid to each of Messrs. Greene, Klein, Mayer, Miller, Samson, Singer and Thornton for their participation in the December 12, 2007 Board meeting subsequent to the approval of the Acquisition by the stockholders. Prior to the Acquisition, no directors received compensation for their Board service.

Pursuant to the 2007 Performance Equity Plan approved by stockholders in conjunction with the Acquisition, our Non-Employee Directors each received a stock grant (of fully vested shares) as described below, and will receive a stock grant for each year of service thereafter, equal to that number of shares of our Common Stock having an aggregate market value of $75,000 at the time of grant. The initial stock grant was approved by the Board of Directors on February 6, 2008, subject to the filing and effectiveness of a registration statement on Form S-8, which was filed on April 17, 2008. Pursuant to the Board authorization for the initial stock grant, however, the number of shares awarded to each Non-Employee Director was to be determined using the highest closing price per share of Common Stock as of December 12, 2007, February 6, 2008 or April 17, 2008. Consequently, the Company issued to each Non-Employee Director 4,808 shares of Common Stock, based upon the December 12, 2007 closing price per share of $15.60.

The following table sets forth certain information regarding the benefits provided or to be provided to Non-Employee Directors with respect to their service during 2007:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Non-Employee Directors
Robert Greene	$1,000	$—	$—	$—	$—	$—	$1,000
Mark D. Klein	$1,000	$—	$—	$—	$—	$—	$1,000
Allan Mayer	$1,000	$—	$—	$—	$—	$—	$1,000
Keith Miller	$1,000	$—	$—	$—	$—	$—	$1,000
Mark Samson	$1,000	$—	$—	$—	$—	$—	$1,000
Mortimer Singer	$1,000	$—	$—	$—	$—	$—	$1,000
Mark A. Thornton	$1,000	$—	$—	$—	$—	$—	$1,000
All Non-Employee Directors	$7,000	$—	$—	$—	$—	$—	$7,000

Non-Employee Directors receive $1,000 for each Board and each Committee meeting attended and are reimbursed for travel expenses incurred in connection with attending these meetings.

Annual Stock Awards and Meeting Fees

The following table sets forth the schedule of annual stock grants and meeting fees for Non-Employee Directors in effect after the December 12, 2007 Acquisition:

Type of Fee	Dollar Amount
Value of Annual Stock Grant	$75,000
Attendance Fee per Committee Meeting Attended	$1,000
Attendance Fee per Board Meeting Attended	$1,000

All Non-Employee Directors are also reimbursed for out-of-pocket expenses including travel expenses that they incur serving as directors. In 2007, no directors were paid or reimbursed to attend Board or committee meetings, aside from the meeting fees reported in the table under “Director Compensation—Fiscal 2007” above.

COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion of the material elements of compensation awarded to, earned by or paid to the principal executive officer and principal financial officer of the Company and our three other most highly compensated individuals who were serving as executive officers as of December 31, 2007.

Prior to the Acquisition, Eric J. Watson served as the Company’s Chairman and Treasurer and Jonathan J. Ledecky served as the Company’s President and Secretary.

After the Acquisition was consummated on December 12, 2007, and for the remainder of 2007, Dov Charney served as the Company’s Chairman of the Board, President and Chief Executive Officer, Ken Cieply served as Chief Financial Officer and Treasurer, and our three other most highly compensated individuals were Joyce Crucillo, Martin Bailey and Adrian Kowalewski. These individuals are referred to as the “Named Officers” herein. Prior to the Acquisition, the executive officers of Old American Apparel were: Dov Charney, Chairman of the Board, President and Chief Executive Officer; Ken Cieply, Chief Financial Officer and Treasurer; Sang Ho Lim, Secretary; Martin Bailey, President of Manufacturing; Adrian Kowalewski, Director of Corporate Finance and Development; and Joyce Crucillo, General Counsel.

Prior to the date of the Acquisition, the Named Officers were Eric J. Watson, Chairman of the Board and Treasurer, and Jonathan J. Ledecky, President and Secretary. Prior to the date of the Acquisition, no executive officers received compensation for services rendered to the pre-Acquisition Company. During 2006, the Company paid $7,500 per month to Ironbound Partners Fund, LLC, an affiliate of Mr. Ledecky, for general and administrative services. This arrangement ceased as of January 1, 2007.

Since the Acquisition, the Company’s current executive compensation programs are determined and approved by the Compensation Committee of the Board. None of the Named Officers are members of the Compensation Committee. Our Chief Executive Officer and Chairman of the Board recommends to the Compensation Committee salary, cash incentive awards, equity-based awards and long-term compensation levels for executives, including the other Named Officers. Our other executives, including the other Named Officers, do not currently have any role in determining or recommending the form or amount of compensation paid to our Named Officers and our other executives.

Executive Compensation Program Objectives and Overview

It is the Company’s intent that its executive compensation programs achieve three fundamental objectives: (1) attract, motivate and retain qualified executives; (2) hold executives accountable for performance; and (3) align executives’ interests with the interests of our stockholders. In structuring the Company’s executive compensation programs, we intend to be guided by the following basic philosophies:

•	Competition. The Company should provide competitive compensation opportunities so that it can attract, motivate and retain qualified executives.

•	Pay for Performance. A substantial portion of compensation should be tied to Company (and/or particular department or segment) and individual performance.

•

Alignment with Stockholder Interests. A substantial portion of compensation should be contingent on the Company’s performance. As an executive officer’s level of responsibility increases, a greater portion of the officer’s total compensation should be dependent on the Company’s performance.

As described in more detail below, the material elements of our executive compensation program will include some or a mix of the following, at the discretion of the Compensation Committee: a base salary, an annual cash incentive bonus opportunity, and a performance equity plan component. We believe that these elements of our executive compensation program will help us to achieve one or more of our compensation objectives. The executive compensation program is intended to attract, motivate and retain qualified executives. The base salary is the element of our current executive compensation program where the value of the benefit in any given year is generally not variable. We anticipate that any bonus awarded in any given year will depend on the performance of the individual and the performance of the Company. We believe that in order to attract, motivate and retain top-caliber executives, we need to provide executives with predictable benefit amounts that reward the executive’s continued service. The base salaries are paid out on a short-term or current basis. Any bonuses would generally be paid out on a short-term basis, such as at year end or upon completion of significant projects. Performance equity awards would generally be made on a longer-term basis. We believe that a mix of longer-term and short-term elements will allow us to achieve our dual goals of attracting and retaining executives (with the longer-term benefits geared toward retention and the short-term awards focused on recruitment).

Our cash incentive bonus opportunity would be primarily intended to hold executives accountable for performance, although we also believe it would align our executives’ interests with those of our stockholders and help us attract, motivate and retain executives. Our performance equity incentives would also be primarily intended to align our executives’ interests with those of our stockholders, although we believe they would help hold executives accountable for performance and help us motivate and retain executives.

These compensation elements are intended to create a total compensation package for each executive that we believe will achieve our compensation objectives and provide competitive compensation opportunities.

The Company has an employment agreement with Dov Charney, Chairman of the Board, Chief Executive Officer and President. The Company also has an employment agreement with Joyce Crucillo, General Counsel and Corporate Secretary. For a more complete description of current employment agreements with Dov Charney and Ms. Crucillo, see “Description of Employment Agreements” below.

Current Executive Compensation Program Elements

Base Salaries

As discussed above, the Compensation Committee was established in conjunction with the December 12, 2007 Acquisition. Accordingly, compensation for Named Officers in 2007 was determined by arrangements in effect between Old American Apparel and such Named Officers prior to the Acquisition, as determined by Dov

Charney, President and Chief Executive Officer, or, in the case of Joyce Crucillo, by her employment agreement. Dov Charney did not receive a salary prior to the Acquisition, but the employment agreement entered into between the Company and Dov Charney as of December 12, 2007, provides for a minimum base salary. For a more complete description of current employment agreements with Dov Charney and Ms. Crucillo, see “Description of Employment Agreements” below. The amount of base salary paid to each Named Officer for the year ended December 31, 2007 is reported in Column (c) of the “Summary Compensation Table” below.

On a going-forward basis, the Compensation Committee plans to review and approve base salaries for executives, including Named Officers, annually and in connection with promotions or other changes in responsibilities. The Compensation Committee will generally review the base salaries for each executive in the first quarter of each year to set salaries, and intends to consider market data, individual compensation history, pay in relation to other executives at the Company, tax deductibility, individual job performance and future potential, as well as evaluations and recommendations by senior management in determining base salary. The weight given to each of these factors may differ from individual to individual, as the Compensation Committee deems appropriate.

Annual Bonus Awards

There were no annual or other bonuses awarded to Named Officers for the year ended December 31, 2007, other than a discretionary performance bonus awarded to Mr. Kowalewski. However, going forward, a portion of compensation for executive officers may be based on the financial performance of the Company. Executives will be eligible for annual cash incentive awards.

Long-Term Equity Incentive Awards

The Compensation Committee has the authority to grant stock options, restricted stock and other awards under the Company’s 2007 Performance Equity Plan to executives. Prior to the Acquisition consummated on December 12, 2007, there was no long-term equity incentive award program.

The Compensation Committee believes that the executives’ long-term compensation should be directly linked to the value provided to our stockholders. Consequently, the Compensation Committee will consider establishing a performance-based program whereby executives’ long-term compensation may be awarded in the form of stock options and/or restricted stock, at the discretion of the Compensation Committee. The number of shares of the Company’s Common Stock subject to each award will be intended to create a meaningful opportunity for stock ownership in light of the executive’s current position with the Company, the size of comparable awards to comparable executives at our peer group companies, and the individual’s personal performance.

Severance and Other Benefits Upon Termination of Employment

American Apparel has not entered into any change in control agreements or other severance arrangements with any of its Named Officers other than with Dov Charney and Ms. Crucillo.

Dov Charney’s employment agreement provides that in the event that his employment is terminated (i) by the Company without cause or (ii) by Dov Charney for good reason, Dov Charney will be entitled to the following: (1) a pro rata portion of his annual and long term performance bonuses for the year in which he is terminated as if 100% of the performance targets were met, (2) a payment equal to the greater of (x) annual base salary for the remainder of his employment contract or (y) two (2) times the sum of his annual base salary and maximum annual performance bonus, (3) immediate vesting of all equity awards granted to him by the Company and (4) all lock-up restrictions on all of Dov Charney’s stock in the Company shall immediately lapse.

Ms. Crucillo’s employment agreement provides for the payment of four months of continued compensation, up to a maximum of $75,000, upon her termination without cause.

In the event of a change in control, if any payments due to Dov Charney in connection with the change in control, including payments as a result of termination of his employment, will be subject to excise taxes as defined in his employment agreement, Dov Charney will be entitled to a tax gross-up for all effects of the excise taxes.

In order to support our compensation objective of attracting, retaining and motivating qualified executives, we believe that, in certain cases, we may decide to provide executives with severance protections upon certain types of termination. These severance protections would be negotiated on an individual by individual basis.

Option Grant Practices and Policies

It is intended to be the practice of the Compensation Committee to grant stock options under the 2007 Performance Equity Plan with an exercise price equal to or greater than the closing price of the Company’s Common Stock on the date of grant.

Section 162(m) Policy

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The limitation applies only to compensation which is not considered to be performance-based. The Compensation Committee intends to consider the anticipated tax treatment to the Company and our executive officers when reviewing executive compensation and our compensation programs.

While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. From time to time, the Compensation Committee may award compensation to our executive officers which is not fully deductible, if it determines that such award is consistent with its philosophy and is in our and our stockholders’ best interests.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has certain duties and powers as described in its Charter. The Compensation Committee is currently composed of the five Non-Employee Directors named at the end of this report, each of whom is independent as defined by NYSE Alternext U.S. listing standards.

The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Exchange and, based on such review and discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement for the 2008 Annual Meeting, as filed with the SEC.

By the Compensation Committee,

Keith Miller, Chairman

Robert Greene

Allan Mayer

Mortimer Singer

Mark A. Thornton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee members whose names appear on the Compensation Committee Report on Executive Compensation above (Keith Miller, Robert Greene, Allan Mayer, Mortimer Singer and Mark A. Thornton) became directors of the Company and were appointed to the Compensation Committee upon the consummation of the Acquisition on December 12, 2007. These Committee members continue to serve on the Compensation Committee in 2008. No current member of the Compensation Committee is a current or former executive officer or employee of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of the Company’s Compensation Committee during the year ended December 31, 2007.

SUMMARY COMPENSATION TABLE

The following table presents information regarding compensation of our Named Officers for services rendered during 2007 and 2006.

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation Earnings	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation		Total
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)		(j)
Eric J. Watson,	2007	$—		$—	$—	$—	$—	$—	$—		$—
Pre-Acquisition Chairman of the Board and Treasurer (principal accounting and financial officer)	2006	$—		$—	$—	$—	$—	$—	$—		$—

Jonathan J. Ledecky,	2007	$—		$—	$—	$—	$—	$—	$—		$—
Pre-Acquisition President and Secretary (principal executive officer)	2006	$—		$—	$—	$—	$—	$—	$—		$—

Dov Charney,	2007	$8,304,388	(2)	$—	$—	$—	$—	$—	$7,874,557	(3)(4)	$16,178,945
Chairman of the Board, President and Chief Executive Officer	2006	$2,394,379	(2)	$—	$—	$—	$—	$—	$17,118	(3)	$2,411,497

Ken Cieply	2007	$218,462		$—	$—	$—	$—	$—	$64,635	(6)	$283,097
Chief Financial Officer and Treasurer (5)	2006	$103,846	(5)	$10,000	$—	$—	$—	$—	$22,572		$136,418

Sang Ho Lim,	2007	$2,707,525	(2)	$—	$—	$—	$—	$—	$7,906,541	(3)	$10,614,066
Pre-Acquisition Secretary (7)	2006	$348,000	(2)	$—	$—	$—	$—	$—	$40,754	(3)	$388,754

Joyce Crucillo,	2007	$225,000		$—	$—	$—	$—	$—		(9)	$225,000
General Counsel and Corporate Secretary	2006	$18,750	(8)	$—	$—	$—	$—	$—	$—		$18,750

Martin Bailey,	2007	$235,585		$—	$—	$—	$—	$—	$41,692	(10)	$277,277
Chief Manufacturing Officer	2006	$200,000		$15,000	$—	$—	$—	$—	$44,281		$259,281

Adrian Kowalewski,	2007	$167,692		$40,000	$—	$—	$—	$—		(9)	$207,692
Director of Corporate Finance and Development	2006	$47,138	(11)	$—	$—	$—	$—	$—	$—		$47,138

(1)	Includes bonuses earned in the year indicated, regardless of when paid.

(2)

Messrs. Charney and Lim did not receive any salary or bonus from American Apparel prior to the Acquisition. As stockholders of Old American Apparel, and as a result of the S Corporation status of the company, each of Messrs. Charney and Lim were allocated income based on the net profits of the company and, from time to time, received distributions of the profits attributed to each of them, which are included in the “Salary” amounts here. During 2007 and 2006, Dov Charney received distributions from Old American Apparel on his allocable income amounting to $2,963,021 and $348,000, respectively. For 2007 and 2006, Mr. Lim received distributions from Old American Apparel on his allocable income amounting to $2,707,525 and $348,000, respectively. For Dov Charney, amounts presented also include salary ($39,041) for the period from the Acquisition through December 31, 2007, pursuant to his employment agreement with the Company, described in more detail under “Description of Employment Agreements” below, and management fees earned under an arrangement with Old American Apparel’s Canadian subsidiaries amounting to $5,302,326 for 2007 and $2,046,379 for 2006. Such fees ceased as of the consummation of the Acquisition.

(3)	All other compensation includes payments in 2007 for reimbursement of personal tax liabilities provided for in the Acquisition Agreement. Tax reimbursements in 2007 amounted to $7,857,318 for Dov Charney and $7,906,541 for Mr. Lim.

(4)	All other consideration also includes personal benefits provided by Old American Apparel and the Company, including payment of the executive officer’s share of the company’s health insurance premium and $15,000 in life insurance premiums paid on policies held jointly by the Company and Dov Charney. The face value of these policies is $1.5 million.

(5)	Mr. Cieply joined Old American Apparel on June 12, 2006. His annualized salary for 2006 was $200,000. In May 2008, Mr. Cieply stepped down from his position as Chief Financial Officer, and Mr. Gochnauer assumed the responsibilities of Chief Financial Officer and Treasurer on an interim basis.

(6)	Personal benefits include housing, automobile rental and commuting expense reimbursements related to Mr. Cieply’s commute between Montreal, Canada and Los Angeles, California amounting to $30,000, $10,443 and $24,192, respectively.

(7)	Mr. Lim was a 50% owner of Old American Apparel and served as Old American Apparel’s Secretary until he sold his equity interest to the Company in conjunction with the Acquisition. Mr. Lim resigned from Old American Apparel effective December 12, 2007.

(8)	Ms. Crucillo became General Counsel and Corporate Secretary of the Company on December 12, 2007. Prior to the Acquisition on December 12, 2007, Ms. Crucillo had served as General Counsel of Old American Apparel since December 2006. Her annualized compensation for 2006 was $225,000.

(9)	Amount is less than $10,000 and accordingly is omitted.

(10)	Personal benefits include payment of the executive officer’s share of the Company’s health insurance premium, a vehicle allowance and $24,000 in life insurance premiums paid on policies held by Mr. Bailey. The face value of these policies is $2.0 million.

(11)	Mr. Kowalewski joined Old American Apparel in June 2006.

Compensation of Named Officers

The “Summary Compensation Table” above quantifies the value of the different forms of compensation earned by or awarded to our Named Officers in 2007. The primary elements of each Named Officer’s total compensation reported in the table are base salary, bonuses, and the other benefits listed in Column (i) of the “Summary Compensation Table,” as further described in the footnotes to the table identified therein.

The “Summary Compensation Table” should be read in conjunction with the narrative descriptions that follow. A description of the material terms of the employment agreements currently in force with respect to Named Officers is provided immediately following this paragraph.

Description of Employment Agreements

The following is a description of the terms of the employment agreements and employment offer letters with our Named Officers in the case where such an employment agreement or offer letter exists. See also, “Potential Payments Upon Termination or Change of Control,” below.

Dov Charney, Chairman of the Board, Chief Executive Officer, and President

The Company entered into an Employment Agreement with Dov Charney effective as of December 12, 2007, the date of the consummation of the Acquisition.

The agreement specifies that Dov Charney shall receive an annual base salary of $750,000 and also be entitled to receive an annual bonus of up to 150% of his base salary and a long-term bonus over the initial three-year term of the employment agreement of up to 300% of his base salary upon attainment by American Apparel of performance objectives to be determined by the Board or American Apparel’s Compensation Committee.

Joyce Crucillo, General Counsel and Corporate Secretary

Old American Apparel entered into an Employment Agreement with Joyce E. Crucillo effective as of October 26, 2006.

The agreement specifies that Ms. Crucillo shall receive an annual salary of $225,000 over the annual term of the agreement. The agreement expired on November 30, 2007 but renewed automatically for a successive one-year term, and will renew automatically each year unless either party notifies the other of its intent not to renew, as specified in the agreement.

William Gochnauer, Interim Chief Executive Officer and Treasurer

In May 2008, William Gochnauer joined the Company as Interim Chief Financial Officer. In connection with Mr. Gochnauer’s retention as Interim Chief Financial Officer, the Company and Tatum, LLC, an executive services firm, entered into an Executive Services Agreement, pursuant to which Mr. Gochnauer will serve as the Company’s Interim Chief Financial Officer until the agreement is terminated as provided therein. The Executive Services Agreement provides that during Mr. Gochnauer’s term as Interim Chief Financial Officer, the Company will pay Mr. Gochnauer a salary of $33,600 per month, will pay Tatum on account of Mr. Gochnauer’s services a monthly fee of $14,400, will reimburse Mr. Gochnauer for certain other out-of-pocket expenses, including certain travel expenses, and will provide Mr. Gochnauer with an apartment.

Stock Options Awards

The Company’s Named Officers did not participate in, or otherwise receive, any stock options in 2007.

Restricted and Unrestricted Stock Awards

The Company’s Named Officers did not participate in, or otherwise receive, any restricted or unrestricted stock awards during 2007.

Non-Equity Incentive Plan Awards

The Company’s Named Officers did not earn any nonqualified or other non-equity incentive plan compensation benefits during 2007.

Pension Benefits

The Company’s Named Officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by the Company during 2007.

Potential Payments Upon Termination or Change of Control

Dov Charney: Potential payments to Dov Charney are governed by his employment agreement with the Company, dated December 12, 2007, which provides that his initial employment term expires December 31, 2010. Upon termination of Dov Charney’s employment by the Company with cause or due to Dov Charney’s permanent incapacity or death, the Company will pay Dov Charney any unreimbursed expenses then owed by the Company to Dov Charney and all accrued but unpaid wages. Dov Charney will not be entitled to any other consideration or compensation. As of December 31, 2007, Dov Charney’s accrued wages amounted to $39,041.

If Dov Charney’s employment is terminated by the Company without cause or by Dov Charney for good reason, Dov Charney is entitled to the following: (1) a lump sum payment of a pro rata portion of his annual and long term performance bonuses for the year in which he is terminated as if 100% of the performance targets were met, (2) a lump sum payment equal to the greater of his annual base salary for the remainder of Dov Charney’s employment contract or two (2) times the sum of his annual base salary and maximum annual performance bonus, (3) immediate vesting of all equity awards granted to Dov Charney by the Company and (4) all lock-up restrictions on all of Dov Charney’s stock in the Company will immediately lapse.

Had Dov Charney separated from the Company as of December 31, 2007, as a result of termination without cause or for good reason, he would have been entitled to a payment amounting to $3.9 million, in addition to the $39,041 of accrued wages noted above.

In the event of a change in control, if any payments due to Dov Charney in connection with the change in control, including payments as a result of termination of his employment, will be subject to excise taxes as defined in his employment agreement, Dov Charney will be entitled to a tax gross-up for all effects of the excise taxes. If a change in control had occurred as of December 31, 2007, and Dov Charney had received the termination lump sum payments described above, he would have been entitled to a tax gross-up payment of $2.1 million.

Joyce Crucillo: Potential payments to Ms. Crucillo are governed by her employment agreement with the Company, dated October 26, 2006, which provides that her initial employment term ended November 30, 2007, and automatically renews for successive one-year terms until either party provides written notice. If Ms. Crucillo resigns or the Company terminates Ms. Crucillo’s employment with or without cause, the Company will pay Ms. Crucillo all accrued and unpaid portions of her annual compensation. If the Company terminates Ms. Crucillo’s employment without cause, the Company will also continue to pay compensation to Ms. Crucillo for four months, up to a maximum of $75,000.

Had Ms. Crucillo separated from the Company as of December 31, 2007, as a result of a termination without cause, she would have been entitled to receive total payments of $87,000, representing $12,000 of accrued salary payable upon termination and four months of regular compensation amounting to $75,000. Had Ms. Crucillo separated from the Company as of December 31, 2007, as a result of her resignation or termination with cause, she would have been entitled to receive only her accrued compensation of $12,000.

William Gochnauer: Potential payments related to Mr. Gochnauer’s employment are governed by the Executive Services Agreement between Tatum, LLC (“Tatum”) an executive services firm, and the Company. If at any time during the term of the Executive Services Agreement or the 12-month period following the termination of the Executive Services Agreement, the Company employs Mr. Gochnauer as an independent contractor, Tatum will be entitled to receive as a placement fee an amount equal to 45% of the Mr. Gochnauer’s salary calculated on a full-time annual basis plus the maximum amount of any bonus for which he was eligible with respect to the then-current bonus year.

Had the Executive Services Agreement been effective during the 2007 fiscal year and had Mr. Gochnauer been hired by the Company as an independent contractor under the circumstances described above, Tatum would be entitled to approximately $181,440.

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth certain information available to the Company as of the Record Date, October 17, 2008, with respect to shares of Common Stock held by (i) each director, including the three Class A Nominees, (ii) each stockholder who is known to the Company to be the beneficial owner of more than 5% of our issued and outstanding Common Stock based on statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act, (iii) our Named Officers (as defined under “Compensation Discussion and Analysis” above) and (iv) all of our directors, including our Class A Nominees, and executive officers as a group.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner (1)	Number	Percent of Class
Dov Charney (2)	37,258,065	52.6%
Eric J. Watson (3)(4)	1,775,000	2.5%
Jonathan J. Ledecky (3)	1,775,000	2.5%
Weiss Multi-Strategy Advisers, LLC (5)	3,581,100	5.1%
Robert Greene (6)	6,808	*
Allan Mayer (6)(7)	5,808	*
Adrian Kowalewski	—	*
Joyce Crucillo	—	*
Martin Bailey	—	*
Ken Cieply (8)	—	*
William Gochnauer (9)	—	*
Mark D. Klein (6)	4,808	*
Keith Miller (6)	4,808	*
Mark Samson (6)	4,808	*
Mortimer Singer (6)	4,808	*
Mark A. Thornton (6)	4,808	*
All directors and executive officers as a group (12 persons) (6)	37,294,721	52.7%

*	Less than 1.0%

(1)	Except as described below and subject to applicable community property laws and similar laws, each person listed above has sole voting and investment power with respect to such shares. This table is based upon information supplied by officers, directors, principal stockholders and the Company’s transfer agent, and contained in schedules filed with the SEC under Section 13 of the Exchange Act. Unless otherwise indicated, the address of each of the named parties in this table is c/o American Apparel, Inc., 747 Warehouse Street, Los Angeles, California 90021.

(2)	Includes 8,064,516 shares of Common Stock beneficially owned by Dov Charney that were placed in escrow as a fund for payment of indemnification claims that may be made by Endeavor pursuant to the Acquisition Agreement. The shares will remain in escrow until December 12, 2008. There have been no indemnification claims to date. Dov Charney’s address is c/o American Apparel, Inc., 747 Warehouse Street, Los Angeles, California 90021. Additionally, all of the 37,258,065 shares of Common Stock that were issued at the closing of the Acquisition to Dov Charney are subject to a three-year lock-up agreement and cannot be sold publicly, in the absence of the Company’s consent, until the expiration of the restricted period under the lock-up agreement on December 12, 2010.

(3)	Resigned from the Board of Directors upon the consummation of the Acquisition on December 12, 2007.

(4)	These shares are held by Tower Trust, a trust established for the benefit of Mr. Watson and his family.

(5)	Represents shares held by Weiss Multi-Strategy Advisers, LLC (“Weiss”). The foregoing information was derived from a Form 13F filed by Weiss with the SEC on August 14, 2008. Weiss’ address is One State Street, Hartford, Connecticut 06103.

(6)	Includes 4,808 shares granted to each Non-Employee Director, as described more fully in “Director Compensation—Fiscal 2007” above.

(7)	1,000 shares are held by a trust established for the benefit of Mr. Mayer and his family, of which Mr. Mayer is Trustee.

(8)	Stepped down from his position as the Company’s Chief Financial Officer in May 2008.

(9)	Hired as Interim Chief Financial Officer and Treasurer in May 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under our Audit Committee Charter, the Audit Committee is charged with reviewing the Company’s policies relating to the avoidance of conflicts of interest and reviewing past or proposed transactions between the Company and members of management. Additionally, the Audit Committee is responsible for reviewing the Company’s program to monitor compliance with the Company’s Code of Ethics.

Pre-Acquisition Transactions with the Company

In December 2005, in connection with Endeavor’s initial public offering, the Company issued an option, for $100, to Ladenburg Thalmann & Co., Inc. (“Ladenburg”), the representative of the underwriters in the offering, to purchase 350,000 units at an exercise price of $10.00 per unit, with each unit consisting of one share of Common Stock and one warrant. Ladenburg transferred options to purchase 175,000 units to an unrelated entity and exercised 175,000 options in a cashless transaction pursuant to which Ladenburg received 102,835 shares and 102,835 warrants in December 2007. Ladenburg exercised or sold all of its warrants prior to the Company’s call for redemption of all outstanding warrants on March 7, 2008. As of March 7, 2008, there were no longer any warrants or units outstanding. In addition, in December 2007, in connection with the consummation of the Acquisition, Ladenburg received $1.8 million of deferred underwriting commissions related to Endeavor’s initial public offering. Mr. Klein, a director of the Company (see “Directors and Executive Officers” above), is a registered representative of Ladenburg. Mr. Klein disclaims any personal interest in these transactions.

On March 8, 2007, the Company borrowed funds from pre-Acquisition officers Messrs. Watson and Ledecky. Endeavor issued two non-interest bearing promissory notes in the amount of $75,000 each. The principal balance of these notes was repaid on the consummation of the Acquisition in December 2007.

On April 30, 2007, the Company borrowed funds from pre-Acquisition officers Messrs. Watson and Ledecky. Endeavor issued two non-interest bearing promissory notes in the amount of $87,500 each. The principal balance of these notes was repaid on the consummation of the Acquisition in December 2007.

On August 31, 2007, the Company borrowed funds from pre-Acquisition officers Messrs. Watson and Ledecky. Endeavor issued two non-interest bearing promissory notes in the amount of $75,000 each. The principal balance of these notes was repaid on the consummation of the Acquisition in December 2007.

On October 17, 2007, the Company borrowed funds from pre-Acquisition officers Messrs. Watson and Ledecky. Endeavor issued two non-interest bearing promissory notes in the amount of $50,000 each for a total outstanding debt of $575,000 as of November 1, 2007. The principal balance of these notes was repaid on the consummation of the Acquisition in December 2007.

Transactions with Pre-Acquisition American Apparel Entities and the Post-Acquisition Company

During 2007, prior to the Acquisition, Dov Charney, Chairman, President and Chief Executive Officer of the Company, earned $5.3 million in management fees from the pre-Acquisition Canadian companies that became subsidiaries of the Company in the Acquisition. At the time of the Acquisition, the balance of management fees due to Dov Charney, including amounts carried forward from prior years, was $8.7 million.

Dov Charney was paid $2.7 million of management fees in 2007, while the remaining $6.0 million due was converted into two loans payable to Dov Charney. During the first quarter of 2008, Dov Charney subordinated the loans to Toronto Dominion Bank in connection with the Company’s Canadian-dollar denominated line of credit. The loans payable to Dov Charney mature in December 2012 and bear interest at 6% from December 12, 2007. Prior to that date, the loans were not memorialized in writing, were non-interest bearing and were without terms of repayment. No interest was paid during 2007.

In addition, Dov Charney received $3.0 million in distributions from the pre-Acquisition S Corporation Old American Apparel. During 2007, prior to the Acquisition, Dov Charney also loaned to Old American Apparel and received repayment of $174,000, plus interest of $49,040 at 18%, and received a $439,947 non-interest bearing loan from Old American Apparel which was repaid during the third quarter of 2007.

Dov Charney has personally guaranteed leases for Old American Apparel, as described more fully in “Property Leases” below.

Dov Charney has also provided two unlimited personal guarantees (one on behalf of American Apparel Canada Retail Inc. and one on behalf of American Apparel Canada Wholesale Inc., each of which is a Canadian subsidiary of the Company) in favor of Toronto Dominion Bank, in connection with the Company’s Canadian-dollar denominated line of credit. Morris Charney, Dov Charney’s father, has also provided two personal guarantees (one on behalf of American Apparel Canada Retail Inc. and one on behalf of American Apparel Canada Wholesale Inc.), each in the amount of $500,000 ($CAN) in favor of Toronto Dominion Bank, in connection with the line of credit.

During 2007, Morris Charney received a total of $2.6 million as repayments of loans to Old American Apparel and its affiliates, representing principal of $2.1 million and accrued interest of $445,141 at 18%.

Morris Charney serves as Director, President, Secretary and Treasurer of American Apparel Canada Wholesale Inc. and Director, President and Secretary of American Apparel Canada Retail Inc. Mr. M. Charney also provides architectural consulting services to the Company. During 2007, Mr. M. Charney was paid consulting fees amounting to $210,988 for his services in all capacities. Additionally, in February, 2008, Mr. M. Charney was paid a $1.0 million bonus for his contributions to Old American Apparel.

During 2007, Sang Ho Lim received distributions from the pre-Acquisition S Corporation Old American Apparel of $2.3 million and a non-interest bearing loan from Old American Apparel of $238,098. Mr. Lim repaid the loan before December 31, 2007. In addition, Mr. Lim was repaid in December 2007 $180,000 of principal in connection with a loan that he had extended to Old American Apparel in a prior year, which bore interest at 12%. Interest paid to Mr. Lim during 2007 amounted to $22,418.

In December 2007, the Company repaid a loan provided in a prior year by Sylvia Safdie, Dov Charney’s mother, in the amount of $861,993, representing principal of $575,036 and accrued interest of $286,957 at 12%.

In December 2007, the Company repaid a loan provided in a prior year by Martin Bailey, the Company’s Chief Manufacturing Officer, in the amount of $120,043, representing principal of $100,000 and accrued interest of $20,043 at 18%.

All dollar amounts in this section are in $USD unless stated otherwise.

Acquisition Consideration

In conjunction with the Acquisition, Dov Charney received 37,258,065 shares of Common Stock in December 2007 in exchange for his 50% ownership interest in Old American Apparel and his 100% ownership interest in Old American Apparel’s Canadian affiliates. 8,064,516 shares of the Common Stock received by Dov

Charney were placed into escrow to secure the indemnity rights of the Company related to Old American Apparel under the Acquisition Agreement. Additionally, all of the 37,258,065 shares of Common Stock that were issued at the closing of the Acquisition to Dov Charney are subject to a three-year lock-up agreement and cannot be sold publicly, in the absence of the Company’s consent, until the expiration of the restricted period under the lock-up agreement.

In addition, he received $7.9 million as reimbursement of personal tax liabilities arising from his pre-Acquisition ownership interest in the S Corporation, Old American Apparel. The other 50% owner of Old American Apparel, Sang Ho Lim, received $67.9 million in December 2007 for his ownership interest and $7.9 million in reimbursements for his pre-Acquisition tax obligations.

Property Leases

Dov Charney has personally guaranteed the obligations of American Apparel under various property leases, including:

•	New York store at 712 Broadway, New York, NY for up to approximately $820,000 in aggregate obligations;

•	New York store at 183 E. Houston St. New York, NY for up to approximately $420,270 in aggregate obligations;

•	New York store at 1090 Third Ave., New York, NY for up to approximately $202,729 in aggregate obligations;

•	Chicago store at 1563 N. Milwaukee Ave., Chicago, IL for up to approximately $16,100 in aggregate obligations;

•	Los Angeles store at 6922 Hollywood Blvd., Los Angeles, CA for up to approximately $1.8 million in aggregate obligations (equally and jointly guaranteed by the Company and Dov Charney); and

•	Montreal store at 3521, 3523 and 3525 St. Laurent Blvd., Montreal Quebec HTX2T6 for up to approximately C$215,909 in aggregate obligations.

In December 2005, Old American Apparel entered into an operating lease, which commenced on November 15, 2006, for its knitting facility with American Central Plaza, LLC. As of the date of this report, Dov Charney holds an 18.75% ownership interest in American Central Plaza, while Mr. Bailey holds a 6.25% interest. The remaining members of American Central Plaza are not affiliated with the Company. The monthly lease payments are $48,000 and the lease expires in November 2011, with a five year extension available at Old American Apparel’s option.

Severance Agreement and Release

Ken Cieply stepped down from his position as the Company’s Chief Financial Officer in May 2008 to pursue other opportunities. In connection with Mr. Cieply’s resignation as Chief Financial Officer, the Company and Mr. Cieply entered into a Severance Agreement and Release pursuant to which Mr. Cieply is entitled to certain severance benefits, including a $120,000 immediate cash payment and continued health insurance coverage and use of the Company’s apartment and car until July 31, 2008. The Severance Agreement and Release also contains undertakings by Mr. Cieply relating to the protection of the Company’s confidential information, as well as mutual releases and other standard provisions.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and any beneficial owner of more than ten percent of a registered class of the Company’s equity securities, to file reports (Forms 3, 4 and 5) of stock ownership and changes in ownership with the SEC and the NYSE Alternext U.S. Officers, directors and beneficial owners of more than ten percent of the Common Stock are required by SEC regulations to furnish the Company with copies of all such forms that they file.

Based solely on the Company’s review of the copies of Forms 3, 4 and 5 and the amendments thereto received by it for the year ended December 31, 2007, or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that during the year ended December 31, 2007, all filing requirements were complied with by its executive officers, directors and beneficial owners of more than ten percent of the Common Stock.

OTHER BUSINESS

The Board of Directors knows of no other matters to be brought before the stockholders at the Annual Meeting. If other matters are properly presented for a vote at the Annual Meeting, the Proxy holders will vote shares represented by properly executed Proxies as recommended by the Board of Directors or, if no recommendation is given, in their discretion in accordance with their judgment on such matters.

At the Annual Meeting, management will report on the Company’s business and stockholders will have the opportunity to ask questions.

INFORMATION CONCERNING STOCKHOLDER PROPOSALS

Proposals of stockholders that are intended to be presented at our 2009 Annual Meeting of Stockholders must be received by us no later than July 1, 2009 in order to be included in the proxy statement and form of proxy relating to that annual meeting. A stockholder must have continuously held at least $2,000 in market value, or 1%, of the Company’s outstanding common stock for at least one year by the date of submission of the proposal, and the stockholder must continue to own such stock through the date of the meeting.

In addition, stockholders that intend to present a proposal that will not be included in the proxy statement and form of proxy must give timely notice of the proposal to the Company not earlier than 90 days prior to the 2009 Annual Meeting and not later than 60 days prior to the 2009 Annual Meeting. If less than 70 days notice or prior public disclosure of next year’s annual meeting is given or made to stockholders, then notice of a stockholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8 must be received no later than the close of business on the tenth day following the date on which notice of the date of such annual meeting is mailed to the stockholders or the date on which public disclosure of the date of such annual meeting is made, whichever is first. Furthermore, receipt by the Company of any such proposal from a qualified stockholder in a timely manner will not guarantee its inclusion in the proxy materials or its presentation at the 2009 Annual Meeting, because there are other relevant requirements in the SEC’s proxy rules.

For proposals that are timely filed, the Company retains discretion to vote proxies it receives provided that (1) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement.

ANNUAL REPORT TO STOCKHOLDERS

Any stockholder may obtain, without charge, copies of the Company’s Annual Report on Form 10-K and Amendments No. 1 and 2 thereto, from the Securities and Exchange Commission under the Securities Exchange Act of 1934 for the year ended December 31, 2007, including the financial statements and the financial statement schedules. The Company’s Annual Report on Form 10-K, and Amendments No. 1 and 2 thereto, can be accessed via the SEC’s website (www.sec.gov) or via the Company’s website (http://investors.americanapparel.net).

October 29, 2008

BY ORDER OF THE BOARD OF DIRECTORS

Appendix A

AMERICAN APPAREL, INC.

2007 Performance Equity Plan

(as amended by the Board of Directors on October 27, 2008)

Section 1. Purpose; Definitions.

1.1 Purpose. The purpose of the 2007 Performance Equity Plan (“Plan”) is to enable the Company to offer to its employees, officers, directors and consultants whose past, present and/or potential contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company. The various types of long-term incentive awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

1.2 Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Agreement” means the agreement between the Company and the Holder, or such other document as may be determined by the Committee, setting forth the terms and conditions of an award under the Plan.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d) “Committee” means the Stock Option Committee of the Board or any other committee of the Board that the Board may designate to administer the Plan or any portion thereof. If no Committee is so designated, then all references in this Plan to “Committee” shall mean the Board.

(e) “Common Stock” means the Common Stock of the Company, par value $.0001 per share.

(f) “Company” means Endeavor Acquisition Corp., a corporation organized under the laws of the State of Delaware.

(g) “Deferred Stock” means Common Stock to be received under an award made pursuant to Section 8, below, at the end of a specified deferral period.

(h) “Disability” means physical or mental impairment as determined under procedures established by the Committee for purposes of the Plan.

(i) “Effective Date” means the date set forth in Section 12.1, below.

(j) “Fair Market Value”, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date:

(i) if the Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on such date, as reported by the exchange or Nasdaq, as the case may be;

(ii) if the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq Capital Market, but is traded in the over-the-counter market, the closing bid price for the Common Stock on such date, as reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations, and

(iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Committee shall determine, in good faith.

(k) “Holder” means a person who has received an award under the Plan.

(l) “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(m) “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(n) “Normal Retirement” means retirement from active employment with the Company or any Subsidiary on or after such age which may be designated by the Committee as “retirement age” for any particular Holder. If no age is designated, it shall be 65.

(o) “Other Stock-Based Award” means an award under Section 9, below, that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

(p) “Parent” means any present or future “parent corporation” of the Company, as such term is defined in Section 424(e) of the Code.

(q) “Plan” means the Endeavor Acquisition Corp. 2007 Performance Equity Plan, as hereinafter amended from time to time.

(r) “Repurchase Value” shall mean the Fair Market Value in the event the award to be settled under Section 2.2(h) or repurchased under Section 10.2 is comprised of shares of Common Stock and the difference between Fair Market Value and the Exercise Price (if lower than Fair Market Value) in the event the award is a Stock Option or Stock Appreciation Right; in each case, multiplied by the number of shares subject to the award.

(s) “Restricted Stock” means Common Stock received under an award made pursuant to Section 7, below, that is subject to restrictions under said Section 7.

(t) “SAR Value” means the excess of the Fair Market Value (on the exercise date) over the exercise price that the participant would have otherwise had to pay to exercise the related Stock Option, multiplied by the number of shares for which the Stock Appreciation Right is exercised.

(u) “Stock Appreciation Right” means the right to receive from the Company, on surrender of all or part of the related Stock Option, without a cash payment to the Company, a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value (on the exercise date).

(v) “Stock Option” or “Option” means any option to purchase shares of Common Stock which is granted pursuant to the Plan.

(w) “Stock Reload Option” means any option granted under Section 5.3 of the Plan.

(x) “Subsidiary” means any present or future “subsidiary corporation” of the Company, as such term is defined in Section 424(f) of the Code.

(y) “Vest” means to become exercisable or to otherwise obtain ownership rights in an award.

Section 2. Administration.

2.1 Committee Membership. The Plan shall be administered by the Board or a Committee. Committee members shall serve for such term as the Board may in each case determine, and shall be subject to removal at any time by the Board. The Committee members, to the extent possible and deemed to be appropriate by the Board, shall be “non-employee directors” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and “outside directors” within the meaning of Section 162(m) of the Code.

2.2 Powers of Committee. The Committee shall have full authority to award, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock, (v) Stock Reload Options and/or (vi) Other Stock-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

(a) to select the officers, employees, directors and consultants of the Company or any Subsidiary to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Reload Stock Options and/or Other Stock-Based Awards may from time to time be awarded hereunder;

(b) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, number of shares, share exercise price or types of consideration paid upon exercise of such options, such as other securities of the Company or other property, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

(c) to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder;

(d) to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other equity awarded under this Plan and cash and non-cash awards made by the Company or any Subsidiary outside of this Plan;

(e) to permit a Holder to elect to defer a payment under the Plan under such rules and procedures as the Committee may establish, including the payment or crediting of interest on deferred amounts denominated in cash and of dividend equivalents on deferred amounts denominated in Common Stock;

(f) to determine the extent and circumstances under which Common Stock and other amounts payable with respect to an award hereunder shall be deferred that may be either automatic or at the election of the Holder;

(g) to substitute (i) new Stock Options for previously granted Stock Options, which previously granted Stock Options have higher option exercise prices and/or contain other less favorable terms, and (ii) new awards of any other type for previously granted awards of the same type, which previously granted awards are upon less favorable terms; provided, however, that such authority may not be exercised without the approval of the Company’s shareholders; and

(h) to make payments and distributions with respect to awards (i.e., to “settle” awards) through cash payments in an amount equal to the Repurchase Value.

Notwithstanding anything to the contrary, the Committee shall not grant to any one Holder in any one calendar year awards of more than 2,500,000 shares of Common Stock in the aggregate.

2.3 Interpretation of Plan.

(a) Committee Authority. Subject to Section 11, below, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 11, below, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and Holders.

(b) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options (including but not limited to Stock Reload Options or Stock Appreciation rights granted in conjunction with an Incentive Stock Option) or any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such Section 422.

Section 3. Stock Subject to Plan.

3.1 Number of Shares. The total number of shares of Common Stock reserved and available for issuance under the Plan shall be 11,000,000 shares. Shares of Common Stock under the Plan (“Shares”) may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Common Stock that have been granted pursuant to a Stock Option cease to be subject to a Stock Option, or if any shares of Common Stock that are subject to any Stock Appreciation Right, Restricted Stock award, Deferred Stock award, Reload Stock Option or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the Holder in the form of Common Stock, such shares shall again be available for distribution in connection with future grants and awards under the Plan. If a Holder pays the exercise price of a Stock Option by surrendering any previously owned shares and/or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the Stock Option exercise, then the number of shares available under the Plan shall be increased by the lesser of (i) the number of such surrendered shares and shares used to pay taxes; and (ii) the number of shares purchased under such Stock Option.

3.2 Adjustment Upon Changes in Capitalization, Etc. In the event of any merger, reorganization, consolidation, common stock dividend payable on shares of Common Stock, Common Stock split or reverse split, combination or exchange of shares of Common Stock, or other extraordinary or unusual event which results in a change in the shares of Common Stock of the Company as a whole, the Committee shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of any award (including number of shares subject to the award and the exercise price) or the aggregate number of shares reserved for issuance under the Plan. Any such adjustments will be made by the Committee, whose determination will be final, binding and conclusive.

Section 4. Eligibility.

Awards may be made or granted to employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company. No Incentive Stock Option shall be granted to any person who is not an employee of the Company or a Subsidiary at the time of grant. Notwithstanding the foregoing, an award may be made or granted to a person in connection with his hiring or retention, or at any time on or after the date he reaches an agreement (oral or written) with the Company with respect to such hiring or retention, even though it may be prior to the date the person first performs services for the Company or its Subsidiaries; provided, however, that no portion of any such award shall vest prior to the date the person first performs such services.

Section 5. Stock Options.

5.1 Grant and Exercise. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve. The Committee shall have the authority to grant Incentive Stock Options or Non-Qualified Stock Options, or both types of Stock Options which may be granted alone or in addition to other awards granted under the Plan. To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, it shall constitute a separate Nonqualified Stock Option.

5.2 Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions:

(a) Option Term. The term of each Stock Option shall be fixed by the Committee; provided, however, that an Incentive Stock Option may be granted only within the ten-year period commencing from the Effective Date and may only be exercised within ten years of the date of grant (or five years in the case of an Incentive Stock Option granted to an optionee who, at the time of grant, owns Common

Stock possessing more than 10% of the total combined voting power of all classes of voting stock of the Company (“10% Stockholder”).

(b) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, provided, however, that in no event may the exercise price per share be less than $0.05 under any Stock Option.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and as set forth in Section 10, below. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, i.e., that it vests over time, the Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee shall determine.

(d) Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, if provided in the Agreement, either in shares of Common Stock (including Restricted Stock and other contingent awards under this Plan) or partly in cash and partly in such Common Stock, or such other means which the Committee determines are consistent with the Plan’s purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof (except that, in the case of an exercise arrangement approved by the Committee and described in the last sentence of this paragraph, payment may be made as soon as practicable after the exercise). Payments in the form of Common Stock shall be valued at the Fair Market Value on the date prior to the date of exercise. Such payments shall be made by delivery of stock certificates in negotiable form that are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Subject to the terms of the Agreement, the Committee may, in its sole discretion, at the request of the Holder, deliver upon the exercise of a Nonqualified Stock Option a combination of shares of Deferred Stock and Common Stock; provided, however, that, notwithstanding the provisions of Section 8 of the Plan, such Deferred Stock shall be fully vested and not subject to forfeiture. A Holder shall have none of the rights of a Stockholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option. The Committee may permit a Holder to elect to pay the Exercise Price upon the exercise of a Stock Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

(e) Transferability. Except as may be set forth in the next sentence of this Section or in the Agreement, no Stock Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder’s lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder’s guardian or legal representative). Notwithstanding the foregoing, a Holder, with the approval of the Committee, may transfer a Stock Option (i) (A) by gift, for no consideration, or (B) pursuant to a domestic relations order, in either case, to or for the benefit of the Holder’s “Immediate Family” (as defined below), or (ii) to an entity in which the Holder and/or members of Holder’s Immediate Family own more than fifty percent of the voting interest, in exchange for an interest in that entity, subject to such limits as the Committee may establish and the execution of such documents as the Committee may require, and the transferee shall remain subject to all the terms and conditions applicable to the Stock Option prior to such transfer. The term “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent beneficial interest, and a foundation in which these persons (or the Holder) control the management of the assets.

(f) Termination by Reason of Death. If a Holder’s employment by the Company or a Subsidiary terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(g) Termination by Reason of Disability. If a Holder’s employment by the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(h) Other Termination. Subject to the provisions of Section 13.3, below, and unless otherwise determined by the Committee and set forth in the Agreement, if such Holder’s employment or retention by, or association with, the Company or any Subsidiary terminates for any reason other than death or Disability, the Stock Option shall thereupon automatically terminate, except that if the Holder’s employment is terminated by the Company or a Subsidiary without cause or due to Normal Retirement, then the portion of such Stock Option that has vested on the date of termination of employment may be exercised for the lesser of three months after termination of employment or the balance of such Stock Option’s term.

(i) Additional Incentive Stock Option Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value (on the date of grant of the Option) with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiaries) shall not exceed $100,000.

5.3 Stock Reload Option. If a Holder tenders shares of Common Stock to pay the exercise price of a Stock Option (“Underlying Option”) and/or arranges to have a portion of the shares otherwise issuable upon exercise withheld to pay the applicable withholding taxes, then the Holder may receive, at the discretion of the Committee, a new Stock Reload Option to purchase that number of shares of Common Stock equal to the number of shares tendered to pay the exercise price and the withholding taxes (but only if such tendered shares were held by the Holder for at least six months). Stock Reload Options may be any type of option permitted under the Code and will be granted subject to such terms, conditions, restrictions and limitations as may be determined by the Committee from time to time. Such Stock Reload Option shall have an exercise price equal to the Fair Market Value as of the date of exercise of the Underlying Option. Unless the Committee determines otherwise, a Stock Reload Option may be exercised commencing one year after it is granted and shall expire on the date of expiration of the Underlying Option to which the Reload Option is related.

Section 6. Stock Appreciation Rights.

6.1 Grant and Exercise. The Committee may grant Stock Appreciation Rights to participants who have been or are being granted Stock Options under the Plan as a means of allowing such participants to exercise their Stock Options without the need to pay the exercise price in cash. In the case of a Nonqualified Stock Option, a Stock Appreciation Right may be granted either at or after the time of the grant of such Nonqualified Stock Option. In the case of an Incentive Stock Option, a Stock Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option.

6.2 Terms and Conditions. Stock Appreciation Rights shall be subject to the following terms and conditions:

(a) Exercisability. Stock Appreciation Rights shall be exercisable as shall be determined by the Committee and set forth in the Agreement, subject to the limitations, if any, imposed by the Code with respect to related Incentive Stock Options.

(b) Termination. A Stock Appreciation Right shall terminate and shall no longer be exercisable upon the termination or exercise of the related Stock Option.

(c) Method of Exercise. Stock Appreciation Rights shall be exercisable upon such terms and conditions as shall be determined by the Committee and set forth in the Agreement and by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Holder shall be entitled to receive a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value on the date the Stock Appreciation Right is exercised.

(d) Shares Affected Upon Plan. The granting of a Stock Appreciation Right shall not affect the number of shares of Common Stock available under for awards under the Plan. The number of shares available for awards under the Plan will, however, be reduced by the number of shares of Common Stock acquirable upon exercise of the Stock Option to which such Stock Appreciation Right relates.

Section 7. Restricted Stock.

7.1 Grant. Shares of Restricted Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such awards may be subject to forfeiture (“Restriction Period”), the vesting schedule and rights to acceleration thereof and all other terms and conditions of the awards.

7.2 Terms and Conditions. Each Restricted Stock award shall be subject to the following terms and conditions:

(a) Certificates. Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions) and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

(b) Rights of Holder. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (iii) other than regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; (iv) a breach of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

(c) Vesting; Forfeiture. Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of such Restricted Stock shall become vested in accordance with the terms of the Agreement, subject to Section 10, below, and (ii) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested, subject to Section 10, below. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

Section 8. Deferred Stock.

8.1 Grant. Shares of Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom and the time or times at which grants of Deferred Stock will be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (“Deferral Period”) during which, and the conditions under which, receipt of the shares will be deferred, and all the other terms and conditions of the awards.

8.2 Terms and Conditions. Each Deferred Stock award shall be subject to the following terms and conditions:

(a) Certificates. At the expiration of the Deferral Period (or the Additional Deferral Period referred to in Section 8.2 (d) below, where applicable), share certificates shall be issued and delivered to the Holder, or his legal representative, representing the number equal to the shares covered by the Deferred Stock award.

(b) Rights of Holder. A person entitled to receive Deferred Stock shall not have any rights of a Stockholder by virtue of such award until the expiration of the applicable Deferral Period and the issuance and delivery of the certificates representing such Common Stock. The shares of Common Stock issuable upon expiration of the Deferral Period shall not be deemed outstanding by the Company until the expiration of such Deferral Period and the issuance and delivery of such Common Stock to the Holder.

(c) Vesting; Forfeiture. Upon the expiration of the Deferral Period with respect to each award of Deferred Stock and the satisfaction of any other applicable restrictions, terms and conditions all or part of such Deferred Stock shall become vested in accordance with the terms of the Agreement, subject to Section 10, below. Any such Deferred Stock that does not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Deferred Stock.

(d) Additional Deferral Period. A Holder may request to, and the Committee may at any time, defer the receipt of an award (or an installment of an award) for an additional specified period or until a specified event (“Additional Deferral Period”). Subject to any exceptions adopted by the Committee, such request must generally be made at least one year prior to expiration of the Deferral Period for such Deferred Stock award (or such installment).

Section 9. Other Stock-Based Awards.

Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified Subsidiaries. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under this Plan or any other plan of the Company. Each other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Committee.

Section 10. Accelerated Vesting and Exercisability.

10.1 Non-Approved Transactions. If any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act of 1934, as amended (“Exchange Act”)), is or becomes the “beneficial owner” (as referred in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities in one or more transactions, and the Board does not authorize or otherwise approve such acquisition, then the vesting periods of any and all Stock Options and other awards granted and outstanding under the Plan shall be accelerated and all such Stock Options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Common Stock subject to such Stock Options and awards on the terms set forth in this Plan and the respective agreements respecting such Stock Options and awards.

10.2 Approved Transactions. The Committee may, in the event of an acquisition of substantially all of the Company’s assets or at least 50% of the combined voting power of the Company’s then outstanding securities in one or more transactions (including by way of merger or reorganization) which has been approved by the Company’s Board of Directors, (i) accelerate the vesting of any and all Stock Options and other awards granted and outstanding under the Plan, or (ii) require a Holder of any award granted under this Plan to relinquish such award to the Company upon the tender by the Company to Holder of cash in an amount equal to the Repurchase Value of such award or, in the event that an outstanding award does not have any Repurchase Value, then the Board of Directors may terminate the award on payment of $.01 per share that may be acquired or vest under an award.

Section 11. Amendment and Termination.

The Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Plan, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without the Holder’s consent, except as set forth in this Plan.

Section 12. Term of Plan.

12.1 Effective Date. The Plan shall be effective as of December 12, 2007 subject to the approval of the Plan by the Company’s stockholders within one year after the Effective Date. Notwithstanding the foregoing, if the Plan is not approved by the Company’s stockholders, it will continue to be effective provided that no Incentive Stock Options will be issued under the Plan Any awards granted under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned upon, and subject to, such approval of the Plan by the Company’s stockholders and no awards shall vest or otherwise become free of restrictions prior to such approval.

12.2 Termination Date. Unless terminated by the Board, this Plan shall continue to remain effective until such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may be made only during the ten-year period following the Effective Date.

Section 13. General Provisions.

13.1 Written Agreements. Each award granted under the Plan shall be confirmed by, and shall be subject to the terms of, the Agreement executed by the Company and the Holder, or such other document as may be determined by the Committee. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 10 days after the Agreement has been delivered to the Holder for his or her execution.

13.2 Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

13.3 Employees.

(a) Engaging in Competition With the Company; Solicitation of Customers and Employees; Disclosure of Confidential Information. If a Holder’s employment with the Company or a Subsidiary is terminated for any reason whatsoever, and within 12 months after the date thereof such Holder either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or any of its Subsidiaries, (ii) solicits any customers or employees of the Company or any of its Subsidiaries to do business with or render services to the Holder or any business with which the Holder becomes affiliated or to which the Holder renders services or (iii) discloses to anyone outside the Company or uses any confidential information or material of the Company or any of its Subsidiaries in violation of the Company’s policies or any agreement between the Holder and the Company or any of its Subsidiaries, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any Shares that was realized or obtained by such Holder at any time during the period beginning on the date that is six months prior to the date such Holder’s employment with the Company is terminated. In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

(b) Termination for Cause. The Committee may, if a Holder’s employment with the Company or a Subsidiary is terminated for cause, annul any award granted under this Plan to such employee and, in such event, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any Shares that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder’s employment with the Company is terminated. In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

(c) No Right of Employment. Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any Holder who is an employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Holder who is an employee at any time.

13.4 Investment Representations; Company Policy. The Committee may require each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof. Each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company’s securities.

13.5 Additional Incentive Arrangements. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the awarding of Common Stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

13.6 Withholding Taxes. Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal income tax purposes with respect to any Stock Option or other award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company or the Holder’s employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

13.7 Governing Law. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to choice of law provisions); provided, however, that all matters relating to or involving corporate law shall be governed by the laws of the State of Delaware.

13.8 Other Benefit Plans. Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

13.9 Non-Transferability. Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

13.10 Applicable Laws. The obligations of the Company with respect to all Stock Options and awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act of 1933 (the “Securities Act”), as amended, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed.

13.11 Conflicts. If any of the terms or provisions of the Plan or an Agreement conflict with the requirements of Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements. Additionally, if this Plan or any Agreement does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein. If any of the terms or provisions of any Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

13.12 Non-Registered Stock. The shares of Common Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act of 1933, as amended, or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Common Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Common Stock on a national securities exchange or any other trading or quotation system, including the Nasdaq National Market and Nasdaq Capital Market.

AMERICAN APPAREL, INC. 747 WAREHOUSE STREET LOS ANGELES, CA 90021

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on November 19, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by American Apparel, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on November 19, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE,

  FOLD ALONG THE PERFORATION, DETACH AND RETURN THE

                    BOTTOM PORTION IN THE ENCLOSED.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

AMERICAN APPAREL, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED AND “FOR” ITEMS 2 AND 3. Vote on Directors
		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	ELECTION OF CLASS A DIRECTORS Nominees: 01) Robert Greene (term expiring in 2011) 02) Allan Mayer (term expiring in 2011) 03) Keith Miller (term expiring in 2011)
		☐	☐	☐
					For	Against	Abstain
2.	To ratify the appointment of Marcum & Kliegman LLP as the Company’s independent auditors for the fiscal year ending December 31, 2008.				☐	☐	☐
					For	Against	Abstain
3.

To approve the amendment to the Company’s 2007 Performance Equity Plan to (i) increase the number of shares of Common Stock reserved for issuance thereunder by 3,290,000 shares and (ii) to increase the maximum number of shares of Common Stock that may be granted as awards thereunder to any one individual in any one calendar year from 200,000 to 2,500,000.

					☐	☐	☐
In their discretion, the proxy holders are authorized to vote on such other matters that may properly come before this Annual Meeting or any adjournment or postponement thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting or any adjournment or postponement thereof, the proxy holders will vote on such other matters in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐			Yes	No

(Note: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.)

				Please indicate if you plan to attend the Annual Meeting.		☐	☐

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS November 20, 2008

The stockholder(s) hereby appoint(s) Dov Charney, Joyce Crucillo and Adrian Kowalewski, and each of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of American Apparel, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 p.m. Pacific Time on November 20, 2008, at the corporate offices of American Apparel, Inc. located at 747 Warehouse Street, Los Angeles, California 90021, and any adjournment or postponement thereof, and hereby revoke(s) any proxies heretofore given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR ITEMS 2 AND 3 SET FORTH ON THE REVERSE SIDE AND, IN THE DISCRETION OF THE PROXY HOLDERS, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

This proxy is revocable and the undersigned may revoke it at any time prior to its exercise. Attendance of the undersigned at the above meeting or any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned votes said shares in person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE
Address Changes/Comments: _______________________________________________________________________________________________
__________________________________________________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE